Exhibit 10.2

FORM OF TRAVELPORT HOLDINGS LIMITED RESTRUCTURING SUPPORT

AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (together with the Term Sheet attached hereto, this “Agreement”), dated as of March 11, 2013, by and among Travelport Holdings Limited (the “Company”), Travelport Worldwide Limited (“Worldwide”), Travelport Intermediate Limited (“TIL”) and each of the Consenting Lenders (defined below), sets forth the terms on which the Parties (as defined below) agree, among other things, to support a restructuring (the “Restructuring”) of the Company and certain of its subsidiaries and affiliates as set forth herein and in the term sheet attached hereto as Exhibit A (the “Term Sheet”). The Company, each Consenting Lender, Worldwide and each person that becomes a party hereto in accordance with the terms hereof are collectively referred to as the “Parties” and individually as a “Party”.

For purposes of this Agreement, “Consenting Lenders” means each of the Initial Consenting Lenders (as defined below) and any lender who hereafter executes a signature page or a joinder agreement in the form attached hereto as Exhibit B, in either case in its capacity as a lender under that certain credit agreement among the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto, dated as of March 27, 2007, as amended as of December 4, 2008, as amended and restated as of October 3, 2011 (the “PIK Credit Agreement” and the loans thereunder, the “PIK Loans”), as applicable, a shareholder of Worldwide, and in such other capacities as encompassed by section 2(b) below. As used herein, “Requisite Consenting Lenders” means, at the time of determination, (i) each Initial Consenting Lender and (ii) Consenting Lenders (including the Initial Consenting Lenders) holding a majority in principal amount of the PIK Loans.

As used in this Agreement, the term “Claims” means claims under the PIK Credit Agreement and all related documents, including without limitation the PIK Loan, including principal, interest, fees, indemnities, reimbursements and other amounts due from time to time with respect thereto or thereunder, whether now held or hereafter acquired (i) in which the Consenting Lenders are the holders of interests, directly or indirectly, including under participations or other agreements, in each case under or pursuant to which such Consenting Lender has the power to vote the relevant Claims, or (ii) which the Consenting Lenders can either vote or can direct the record holders thereof to vote.

In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Worldwide and each Consenting Lender intending to be legally bound, hereby agree as follows:

1.	Term Sheet. The Term Sheet is incorporated by reference herein and is made part of this Agreement as if fully set forth herein. The general terms and conditions of the Restructuring are set forth in the Term Sheet; provided, however, that (i) the Term Sheet is supplemented by the terms and conditions of this Agreement, (ii) to the extent there is a conflict between the Term Sheet and this Agreement, the terms and provisions of this Agreement will govern, and (iii) to the extent there is a conflict between the Term Sheet or this Agreement and certain key documentation relating to the Restructuring set forth on Exhibit C (collectively, with the PIK Restructuring Documents (as defined below), the “Restructuring Documents”), the terms and provisions of the Restructuring Documents shall govern to the extent otherwise consistent in all material respects with the Term Sheet.

2.	Support of the Restructuring.

(a)	The Company and Worldwide intend to effectuate the Restructuring (and to use reasonable best efforts to cause Travelport LLC and Travelport Limited) to effectuate the Restructuring consistent with the Term Sheet in all material respects, unless otherwise consented to in writing by the Company and the Requisite Consenting Lenders.

(b)	Subject to the terms and conditions hereof and except as the Company may expressly release the Consenting Lenders in writing from any of the following obligations, each Consenting Lender hereby agrees with respect to its Claims and any other claims or interests held or acquired by such Consenting Lender against, in, or with respect to the Company, its direct or indirect parent, subsidiaries or affiliates, for so long as this Agreement remains in effect:

(i)	on a timely basis, to negotiate in good faith the Restructuring Documents to the extent consistent in all respects with the Term Sheet, including, but not limited to (1) the Amended and Restated Shareholders’ Agreement among Worldwide, TIL, the Company, Travelport Limited, certain other shareholders of Worldwide, and other parties thereto (the “Shareholders’ Agreement”), in substantially the form attached hereto as Exhibit D, (2) the Escrow and Security Agreement among Travelport Guarantor LLC, the Company and Wells Fargo Bank, National Association, (3) the Waiver, Assignment and Assumption Agreement to be attached as Annex B to the Memorandum for Lenders, dated March 11, 2013 (the “Memorandum for Lenders”); (4) the Subscription Agreement to be attached as Annex C to the Memorandum for Lenders; (5) the Registration Rights Agreement, in substantially the form attached hereto as Exhibit E (the “Registration Rights Agreement”); (6) an amendment to the PIK Credit Agreement, and (7) if needed, a plan of reorganization or scheme of arrangement to effectuate the Restructuring, all of which shall contain provisions consistent in all respects with the Term Sheet and this Agreement and shall contain such other provisions as are reasonably acceptable to the Requisite Consenting Lenders (collectively, the “PIK Restructuring Documents”);

(ii)	not to object, directly or indirectly, to the Restructuring or the Restructuring Documents, or take any actions inconsistent with, or that would delay approval of, any components of the Restructuring or the Restructuring Documents in each case to the extent consistent in all respects with the Term Sheet;

(iii)	to use commercially reasonable efforts to support the transactions contemplated by the Restructuring, the Restructuring Documents or the Term Sheet, whether effectuated through a court proceeding or out of court in each case to the extent consistent in all respects with the Term Sheet;

(iv)	not, directly or indirectly, to propose, support, seek, solicit, participate in or encourage any negotiations regarding any other sale, proposal, dissolution, consolidation, joint venture, winding up, liquidation, reorganization, merger, plan, scheme, amalgamation or restructuring of the Company, Worldwide, or any of its subsidiaries, other than as contemplated herein and in the Term Sheet, unless otherwise consented to, or in coordination with, the Company;

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(v)	unless otherwise prohibited by law or contract (provided that, in the case of a contract entered into after the date hereof, such contract does not violate a Consenting Lender’s obligations pursuant to the terms of this Agreement), use commercially reasonable efforts to promptly notify the Company, TIL and other Consenting Lenders upon the receipt of any written solicitation or proposal relating to any other sale, proposal, dissolution, consolidation, joint venture, winding up, liquidation, reorganization, merger, plan, scheme, amalgamation or restructuring of the Company, Worldwide, or any of its subsidiaries other than as contemplated herein and in the Term Sheet;

(vi)	neither to take nor direct or cause any other person to take any action to accelerate any Claim or other interest in the PIK Loans that is or may become due nor initiate or pursue, nor direct or cause any other person to initiate or pursue any litigation or proceeding, or any other rights or remedies of any kind, in each case, with respect to any Claim or other interest in the PIK Loans that such Consenting Lender may now or hereafter have against the Company or the Company’s subsidiaries, affiliates, directors or officers that is inconsistent with this Agreement or the Term Sheet (all of the foregoing, “Specified Actions”), in each case above, to the extent but only to the extent the right to take such Specified Action arises or exists solely by reason of the execution of this Agreement or its taking of any actions required or contemplated by, and consistent with, this Agreement;

(vii)	to use commercially reasonable efforts to support, facilitate and implement the Restructuring as soon as reasonably possible, including without limitation:

(A)	using commercially reasonable efforts in relation to each such Consenting Lender exercising any powers or rights available to it in favor of:

(1)	any matters requiring approval of the Requisite Consenting Lenders in relation to the Restructuring, except to the extent that any PIK Restructuring Document is inconsistent with this Agreement;

(2)	any amendment, waiver, consent or other proposal that is reasonably acceptable to the Requisite Consenting Lenders in connection with the closing, or consummation of the closing, of the Restructuring; and

(3)	to tender all PIK Loans held by such Consenting Lender in exchange for the consideration set forth in the Term Sheet;

(viii)	to support and vote for the Restructuring to the extent requested to do so in its capacity as a shareholder of Worldwide, including but not limited to providing any waivers consistent with the Term Sheet as may be required under the existing shareholders’ agreement, signing and providing any approvals required under the Shareholders’ Agreement, and otherwise approving all shareholders’ resolutions of Worldwide in connection with the Restructuring, as described in and to the extent consistent with this Agreement and the Term Sheet; and

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(ix)	to support and vote, as applicable, for the Restructuring in any capacity in which each Consenting Lender may have a claim against or interest in the Company, its direct or indirect parent, subsidiaries or affiliates, and in such capacity to take any steps required to effectuate the Restructuring, as described in and to the extent consistent with this Agreement and the Term Sheet.

(c)	The Company and Worldwide, each to the extent applicable, agrees to use commercially reasonable efforts, in compliance with the timeframes set forth in this Agreement, to (i) support and complete the Restructuring and all other actions contemplated in connection therewith and under the Restructuring Documents, (ii) take any and all reasonably necessary and appropriate actions in furtherance of the Restructuring and the other actions contemplated under the Restructuring Documents, (iii) obtain any and all required approvals for the Restructuring, and (iv) not take any actions inconsistent with this Agreement. Without limiting the foregoing, the Company agrees to use commercially reasonable efforts (and with respect to the following clauses (1), (2), (3), (4), (5) and (6) Worldwide also agrees to the extent applicable to it):

(1)	on a timely basis, to negotiate in good faith the Restructuring Documents and to execute and deliver each Restructuring Document to which it is a party;

(2)	not, directly or indirectly, to propose, to support, seek, solicit, encourage or participate in any negotiations regarding any other sale, proposal, dissolution, consolidation, joint venture, winding up, liquidation, reorganization, merger, plan, scheme, amalgamation or restructuring of the Company, whether directly or indirectly (collectively, “Specified Company Transactions”);

(3)	to otherwise use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Restructuring at the earliest date practicable, including to execute and deliver each and every Restructuring Document to which it is a party;

(4)	subject to any reasonable confidentiality agreements, promptly to notify the Consenting Lenders and TIL upon the receipt of any written solicitation or proposal relating to any Specified Company Transaction;

(5)	not, directly or indirectly, to seek or support or encourage or join with any other person or entity in seeking, to challenge, to disallow, subordinate or limit, in any respect, as applicable, the enforceability, priority, amount or validity of the Claims; and

(6)	to support the mutual release (the “Mutual Release”) provisions in the Memorandum for Lenders or, if applicable, such other documents used in the event that the Restructuring is effected in whole or in part through court proceedings, and to support customary exculpation and indemnification provisions (the “Exculpation and Indemnification Rights”) in favor of the current and former directors and officers of the Company and Worldwide, and to execute such Mutual Release to the extent required by the Company.

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(d)	Unless this Agreement has terminated following a Termination Event (as defined below), each Consenting Lender hereby agrees:

(i)	to execute and deliver each and every PIK Restructuring Document to which it is to be a party to the extent consistent in all respects with this Agreement and otherwise in form and substance reasonably satisfactory to the Requisite Consenting Lenders;

(ii)	(A) to vote (if solicited to do so and by the applicable deadline for doing so) its Claims in support of the Restructuring, and (B) not change, withdraw or revoke such agreement to vote or vote (or cause or direct such agreement to vote or vote to be changed, withdrawn or revoked), provided that such agreement to vote and vote may be revoked or withdrawn immediately upon occurrence of a Termination Event (as defined in Section 8 below); and

(iii)	to support the Mutual Release and Exculpation and Indemnification Rights and to execute such Mutual Release in connection with the Restructuring to the extent required by the Company.

(e)	In addition to those obligations set forth in this Agreement, upon consummation of the Restructuring, Worldwide hereby agrees to execute the Registration Rights Agreement, the Shareholders’ Agreement, and to accommodate the issuance of the new equity (as described in the Term Sheet), such Shareholders’ Agreement and Registration Rights Agreement in substantially the forms attached hereto as Exhibit D and Exhibit E, respectively. Assuming all holders of PIK Loans participate in the Restructuring and the issuance and vesting of all common shares of Worldwide issued or reserved for issuance under the Travelport Worldwide Limited 2011 Equity Plan, as amended, the ownership of Worldwide following the consummation of the Restructuring will be as set forth in Exhibit F.

(f)	Without limiting the rights of the Notifying Party (as defined below) to terminate this Agreement in accordance with Section 8(a)(vii) and Section 18 below, the Company and Worldwide hereby agree to use reasonable best efforts to cause (1) Travelport LLC to issue the New Fixed-Rate Senior Exchange Notes and New Floating-Rate Senior Exchange Notes (in each case as set forth in the Term Sheet), (2) Travelport LLC to enter into the Second Priority Credit Agreement (as defined in Exhibit C), and (3) Travelport LLC and Travelport Limited, as applicable, to consummate the other transactions and to execute and deliver such documents contemplated by the Restructuring, in each case, as contemplated hereby and in the Term Sheet.

(g)	It is hereby acknowledged by the Parties that, other than the agreements, covenants, representations and warranties set forth in or contemplated by this Agreement and in the Term Sheet, no consideration shall be due or paid to the Consenting Lenders in connection with the Restructuring.

3.

Effectiveness. This Agreement shall become effective on the date upon which (i) counterparts of this Agreement have been duly executed by (a) the Company and Worldwide, and (b) TIL, Angelo, Gordon & Co., Q5-R5 Trading, Ltd. and R2 Top Hat, Ltd. (the “Initial Consenting

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Lenders”) and (ii) a restructuring support agreement (the “Senior Noteholder RSA”) is entered into by at least 33%, collectively, of the holders of (a) Travelport LLC’s 9 7/8% Senior Dollar Fixed Rate Notes due 2014, Senior Dollar Floating Rate Notes due 2014 and Senior Euro Floating Rate Notes due 2014 and (b) Travelport LLC’s and Travelport Inc.’s 9% Senior Notes due 2016. This Agreement shall not be binding on or enforceable against any Party and no Party shall have any rights or obligations under this Agreement until this Agreement has become effective in accordance with this Section 3.

4.	Amendment or Waiver.

(a)	The PIK Restructuring Documents may be amended or modified from time to time until the closing of the Restructuring with the written consent of the Company and the Requisite Consenting Lenders; provided, however, that the Company may make immaterial amendments and modifications to the PIK Restructuring Documents, in consultation with the Consenting Lenders, solely to the extent such amendments and modifications do not affect the treatment of the Consenting Lenders or TIL and are otherwise consistent in all respects with this Agreement and the Term Sheet.

(b)	This Agreement may not be modified, altered, amended, waived or supplemented except by an agreement in writing by the Company and the Requisite Consenting Lenders.

(c)	Without limiting clause (a) above, each of the Parties agrees to negotiate in good faith all amendments and modifications to this Agreement, including the attachments hereto, and the PIK Restructuring Documents as reasonably necessary and appropriate to consummate the Restructuring in accordance with the terms and conditions of this Agreement.

(d)	No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver of future breaches.

5.	Representations and Warranties.

(a)

Each Consenting Lender represents and warrants, severally and not jointly, that, except as otherwise set forth on such Consenting Lender’s signature page hereto or as separately disclosed in writing (provided, however, that any confidential, identifying information regarding third party participants may be disclosed orally to the Company) to the Company, such Consenting Lender (i) either (A) is the sole legal and beneficial owner of the aggregate principal amount of indebtedness under the PIK Loan as set forth below its name on the signature page hereof, or (B) has investment or voting discretion with respect to such indebtedness under the PIK Loan in respect of matters relating to the Restructuring contemplated by this Agreement and has the power and authority to bind the beneficial owner(s) of such indebtedness under the PIK Loan to the terms of this Agreement and (ii) has full power and authority to act on behalf of, vote and consent to matters concerning such indebtedness under the PIK Loan in respect of matters relating to the Restructuring contemplated by this Agreement, including but not limited to, the disposition of, exchange, assignment and transfer of such indebtedness under the PIK Loan. Furthermore, such Consenting Lender represents and warrants that it legally or beneficially owns, or has investment or voting discretion with respect to, no other indebtedness under the PIK Loan. Furthermore, except as otherwise set forth on such Consenting Lender’s signature page hereto or as separately disclosed in writing

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(provided, however, that any confidential, identifying information regarding third party participants may be disclosed orally to the Company) to the Company, such Consenting Lender has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in such indebtedness under the PIK Loan, the terms of which agreements are, as of the date hereof, inconsistent with the representations and warranties of such Consenting Lender herein or would render such Consenting Lender otherwise unable to comply with this Agreement and perform its obligations hereunder.

(b)	Each Consenting Lender represents and warrants, severally and not jointly, that such Consenting Lender (i) is a sophisticated investor with respect to the transactions described in this Agreement with sufficient knowledge and experience in financial and business matters of this type and is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and (ii) has conducted an independent review and analysis of the business and affairs of the Company for the purpose of entering into this Agreement.

(c)	Each Consenting Lender, other than TIL, represents and warrants, severally and not jointly, that such Consenting Lender, if considered an Affiliate (as defined in the indenture, dated November 30, 2011, among Travelport LLC, the guarantors named therein and Wells Fargo, National Association, as trustee and collateral agent (the “Second Lien Notes Indenture”)) of the Company, is an Investment Fund (as defined in the Second Lien Notes Indenture).

(d)

Other than any payments provided herein, in the Term Sheet, the Shareholders’ Agreement, or the Transaction and Monitoring Fee Agreement, dated as of August 23, 2006 (as amended), among Travelport LLC, Blackstone Management Partners V and TCV VI Management L.L.C.,[1] each Consenting Lender represents and warrants, severally and not jointly, that such Consenting Lender has not been offered, nor shall such Consenting Lender accept, any treatment or compensation or the right to participate in any transactions with the Company or Worldwide relating to the Restructuring or the Company’s business that is different than such treatment, compensation or right offered to all Consenting Lenders under the terms of this Agreement.

(e)	(w) Each of the Consenting Lenders, severally and not jointly, represents and warrants to the Company, Worldwide and TIL, (x) the Company represents and warrants to each Consenting Lender, TIL and Worldwide, (y) Worldwide represents and warrants to each Consenting Lender, TIL and the Company, and (z) TIL represents and warrants to Worldwide, each Consenting Lender and the Company, that the following statements are true, correct and complete as of the date hereof:

(i)	Power and Authority. It has and shall maintain all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to perform its obligations hereunder.

[1]	Fees and expenses of TIL to be reimbursed under the Transaction and Monitoring Fee Agreement.

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(ii)	Due Organization. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it has and shall maintain the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(iii)	Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

(iv)	No Conflicts. The execution, delivery and performance of this Agreement does not and shall not (A) violate any provision of law, rule or regulation applicable to it, except to the extent the failure to comply therewith could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder, (B) violate its articles or certificate of incorporation, bylaws or other organizational documents, or (C) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, except to the extent such contractual obligation may preclude the filing of an insolvency proceeding.

(v)	Governmental Consents. The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required in the event that the Restructuring is effected in whole or in part through court proceedings.

(vi)	Binding Obligation. This Agreement is its legally valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles.

(f)	The Company represents, warrants and covenants that it will continue to comply with its obligations under the PIK Credit Agreement, except to the extent entering into this Agreement or taking any actions required or contemplated by, and consistent with this Agreement would be deemed a violation or breach of the terms of the PIK Loan.

6.	Good Faith Cooperation; Further Assurances; PIK Restructuring Documents. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Restructuring. Furthermore, each of the Parties shall take such action (including executing and delivering any other agreements and making and filing any required filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement. Each Party hereby covenants and agrees (a) to negotiate in good faith the Restructuring Documents, each of which shall (i) contain the same economic terms as, and other terms consistent in all respects with, the terms set forth in this Agreement and the Term Sheet, unless otherwise consented to by the Company and the Requisite Consenting Lenders, (ii) contain such other terms that are reasonably acceptable to the Company and the Requisite Consenting Lenders and (iii) be consistent with this Agreement and the Term Sheet in all respects, unless otherwise consented to by the Company and the Requisite Consenting Lenders, and (b) to execute the Restructuring Documents (in each case to the extent such Party is to be a party thereto).

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7.	Survival of Agreement. Subject to Section 8, each of the Parties acknowledges and agrees that (i) this Agreement is being executed in connection with negotiations concerning the Restructuring of the Company, (ii) the rights granted in this Agreement are enforceable by each signatory hereto without approval of a court, except as may be required if the Restructuring is consummated through a court proceeding, (iii) in the event that the Restructuring is effected in whole or in part through court proceedings, this Agreement shall remain in full force and effect; and (iv) each Party hereto hereby waives its right to assert a contrary position in any court proceeding, if any, filed by or on behalf of the Company in connection with the Restructuring.

8.	Termination Events.

(a)	This Agreement shall automatically terminate upon the occurrence of any of the following events (the “Termination Events”), unless such automatic termination is waived in writing by the Requisite Consenting Lenders and the Company, within three (3) days of the occurrence of such event, and in accordance with the requirements of Section 4, in which case the Termination Event so waived shall be deemed not to have occurred, this Agreement shall be deemed to continue in full force and effect, and the rights and obligations of the Parties hereto shall be restored, subject to any modification set forth in such waiver; provided, however, that the concurrence of the Company and TIL, but not of any of the Requisite Consenting Lenders, shall be required with respect to the waiver of any automatic termination to the extent that such automatic termination occurs pursuant to paragraphs (vi), (vii), or (viii) below; provided, further, that the concurrence of Requisite Consenting Lenders, but not Worldwide, the Company or TIL, shall be required with respect to the waiver of any automatic termination to the extent that such automatic termination occurs pursuant to any of paragraphs (v) or (x) below.

(i)	In the event the Restructuring has not been completed by May 10, 2013, provided, however, if the transactions contemplated by the PIK Restructuring Documents are not consummated May 10, 2013, but the restructuring transactions contemplated by the Restructuring Documents (other than the PIK Restructuring Documents) have closed by May 10, 2013, this Agreement may not be terminated pursuant to this subsection prior to July 26, 2013;

(ii)	A court of competent jurisdiction shall enter a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable;

(iii)	Any governmental authority, including any court of competent jurisdiction or regulatory authority, grants relief that is inconsistent with this Agreement in any material respect (with such amendments and modifications as have been effected in accordance with the terms hereof) or enjoining the consummation of a material portion of the Restructuring;

(iv)	The entry of an order by any court of competent jurisdiction invalidating or disallowing any portion of the Claims or subordinating or limiting, as applicable, the enforceability, priority, amount or validity of any portion of the Claims;

(v)

Any material breach of this Agreement by the Company or Worldwide; provided that such Termination Event shall be deemed to have occurred only upon receipt of written notice by such Party of such breach from the Requisite Consenting Lenders of such breach (provided that the none of the Initial Consenting Lenders

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or Requisite Consenting Lenders are then in material breach of its obligations hereunder), and such breach, if capable of being cured, remains uncured for a period of five (5) business days;

(vi)	Any material breach of this Agreement by a Consenting Lender; provided that such Termination Event shall be deemed to have occurred only upon receipt of written notice by the Consenting Lenders of such breach from either the Company or Worldwide (provided that the Party giving notice of a breach by a Consenting Lender is not itself in material breach of its obligations hereunder) and such breach, if capable of being cured, remains uncured for a period of five (5) business days;

(vii)	Immediately upon delivery by any of the Company or Worldwide (collectively, the “Notifying Parties” and each, a “Notifying Party”) to the Consenting Lenders of notice (in accordance with Section 27 below) of its intent, in the exercise of its fiduciary duties (set forth in Section 18 below) to take any action that is otherwise prohibited hereunder or to refrain from taking any action that is required hereunder (a “Fiduciary Out Notice”); provided, however that no Notifying Party shall have or incur any liability under this Agreement or otherwise on account of, arising out of or otherwise relating to any other Notifying Party’s issuance of a Fiduciary Out Notice;

(viii)	Following good faith, commercially reasonable efforts, the Board of Directors of the Company’s direct subsidiary, Travelport Limited, shall have not received by March 11, 2013, fairness and solvency opinions from a nationally recognized valuation firm for those entities to which a fairness and/or solvency opinion is reasonably requested to consummate the Restructuring and in form and substance reasonably acceptable to the Company and sufficient under applicable law, in each case, for such purpose;

(ix)	By mutual written consent of the Company and the Requisite Consenting Lenders;

(x)	The occurrence of an Event of Default under the PIK Credit Agreement (as defined therein), other than as a result of the Company’s entry into this Agreement or the taking of any actions required or contemplated by, and consistent with, the terms of this Agreement; or

(xi)	The Senior Noteholder RSA is no longer in full force and effect for at least 33%, collectively, of the holders of (1) Travelport LLC’s 9 7/8% Senior Dollar Fixed Rate Notes due 2014, Senior Dollar Floating Rate Notes due 2014 and Senior Euro Floating Rate Notes due 2014 and (2) Travelport LLC’s and Travelport Inc.’s 9% Senior Notes due 2016.

(b)	Angelo, Gordon & Co., Q5-R5 Trading, Ltd. and R2 Top Hat, Ltd. shall have the right to withdraw their consent to this Agreement if TIL is in material breach of this Agreement and such breach is not being contested by the Company.

(c)

Upon a termination of this Agreement in accordance with this Section 8, no Party hereto shall have any continuing liability or obligation to any other Party hereunder and the provisions of this Agreement shall have no further force or effect, except for the

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provisions in Sections 10 and 11 and 13 through 25, each of which shall survive termination of this Agreement; provided that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination (other than as set forth in clauses (a)(vii) and (a)(viii) above).

9.	Consent and Approval Rights. Notwithstanding anything herein to the contrary, any consent or approval rights reserved herein for the Requisite Consenting Lenders, including but not limited to certain rights of the Requisite Consenting Lenders to approve the PIK Restructuring Documents, may not be exercised by the Requisite Consenting Lenders in a manner that would adversely affect in any material respect or disproportionately effect, in either case, the treatment under the PIK Restructuring Documents afforded to a Consenting Lender who is not also a Requisite Consenting Lender.

10.	No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the parties hereto and no other person or entity shall be a third-party beneficiary hereof other than those parties listed in Section 2(c)(6).

11.	Successors and Assigns; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, permitted assigns, heirs, executors, estates, administrators and representatives. The agreements, representations and obligations of the Consenting Lenders under this Agreement are, in all respects, several and not joint.

12.

Restrictions on Transfer. Until the closing of the Restructuring, each Consenting Lender agrees that, as long as this Agreement has not terminated in accordance with its terms, it shall not sell, transfer, assign or otherwise dispose of any Claims, or any option thereon or any right or interest (voting or otherwise) in any or all of its Claims (including, without limitation, any participation therein), or any shares of Worldwide, unless (i) the transferee, participant or other party (A) is a Consenting Lender, (B) is an affiliate of a Consenting Lender that complies with the requirement of clause (C), or (C) agrees in writing to assume and be bound by all of the terms of this Agreement with respect to all Claims and / or shares of Worldwide such transferee, participant or other party currently holds or shall acquire in the future by executing the Joinder attached hereto as Exhibit B (such transferee, participant or other party, if any, is also deemed to be a “Consenting Lender” hereunder), and (ii) the transferor complies with any applicable transfer restrictions and/or conditions to transfer set forth herein and in the PIK Credit Agreement and the existing shareholders’ agreement, as applicable. Any Consenting Lender who sells, transfers, assigns or otherwise disposes of any Claims shall concurrently sell, transfer, assign or otherwise dispose of a proportionate share of its shares of Worldwide to the same transferee, participant or other party to which it transferred Claims. Any Consenting Lender who sells, transfers, assigns or otherwise disposes of any shares of Worldwide shall concurrently sell, transfer, assign or otherwise dispose of a proportionate share of its Claims to the same transferee, participant or other party to which it transferred shares of Worldwide. If a transferee of any of the Claims and/or shares of Worldwide is not a Consenting Lender and does not execute a Joinder in substantially the form attached hereto as Exhibit B, as applicable, prior to or relatively contemporaneously with the completion of such sale, transfer, participation or other disposition, then such sale, transfer, assignment or other disposition or related option, right or interest shall be deemed void ab initio. This Agreement shall in no way be construed to preclude any Consenting Lender from acquiring additional Claims or shares of Worldwide; provided, however, that any such additional holdings shall automatically be deemed to be subject to all of the terms of this Agreement and each such Consenting Lender agrees that such additional holdings shall be subject to this Agreement and that it shall vote (or cause to be voted) any such additional holdings in a

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manner consistent with this Agreement. Subject to the terms and conditions of any order of any court, each Consenting Lender agrees to provide to counsel for the Company and the other Consenting Lender(s) (i) a copy of any Joinder and (ii) a notice of the acquisition of any additional Claims and/or shares of Worldwide, in each case within five (5) business days of the consummation of the transaction disposing of, or acquiring, Claims and/or shares of Worldwide. Notwithstanding the foregoing, any transferee lender that specifies in the documentation executed in connection with the transfer of all or any of its Claims that it is acting as a “Riskless Principal,” as such term is defined by the Loan Syndications and Trading Association in its Standard Terms and Conditions for Distressed Trade Confirmations shall not be required to execute the Joinder annexed hereto as Exhibit B in connection with such transfer; provided, however, that any subsequent transferee lender of such “Riskless Principal” shall be required to execute the Joinder annexed hereto as Exhibit B.

13.	Entire Agreement. As of the date this Agreement becomes effective, this Agreement, including the attachments hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; provided, however, that the parties acknowledge and agree that any confidentiality agreements heretofore executed between the Company and any Consenting Lender shall continue in full force and effect.

14.	Independent Analysis. Each Consenting Lender hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate.

15.	Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived.

16.	Governing Law; Waiver of Jury Trial.

(a)	The Parties waive all right to trial by jury in any jurisdiction in any action, suit or proceeding brought to resolve any dispute between them, whether sounding in contract, tort or otherwise, arising under this Agreement.

(b)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. Each Party hereby irrevocably submits to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each Party irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

12

17.	No Admissions. This Agreement shall in no event be construed as, or deemed to be evidence of, an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims and defenses which it has asserted or could assert. No Party shall have, by reason of this Agreement, a fiduciary relationship in respect of any other Party or any person or entity, or the Company, and nothing in this Agreement, expressed or implied, is intended to, or shall be so construed as to, impose upon any Party any obligations in respect of this Agreement except as expressly set forth herein.

18.	Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prevent Worldwide,, the Company or their respective affiliated entities or any directors, managers or officers of Worldwide, the Company or their respective affiliated entities, in such person’s capacity as a director, manager or officer of Worldwide, the Company or their respective affiliated entities, from taking any action, or from refraining from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law.

19.	Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and may be delivered physically, or by facsimile, pdf or other electronic means, with the same effect as if all parties had signed the same document and delivered a manually executed counterpart thereof. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

20.	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

21.	Fees and Expenses. In furtherance of the comprehensive Restructuring and Angelo, Gordon & Co.‘s, Q5-R5 Trading, Ltd.‘s, and R2 Top Hat, Ltd.’s integral role in such Restructuring based on the various interests they hold, Travelport Limited shall reimburse the reasonable fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”) in connection with the Restructuring.

22.	Remedies. All remedies that are available at law or in equity, including specific performance and injunctive or other equitable relief, to any Party for a breach of this Agreement by another Party shall be available to the non-breaching Party; provided, however, that if there is a breach of the Agreement by a Party, money damages shall be an insufficient remedy to the other Parties hereto, and the other Parties hereto can seek specific performance as against another Party; provided further that in connection with any remedy asserted in connection with this Agreement, each Party agrees to waive any requirement for the securing or posting of a bond in connection with any remedy. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party or any other Party.

23.	Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

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24.	Prior Negotiations. This Agreement supersedes all prior negotiations with respect to the subject matter hereof.

25.	Public Disclosures. To the extent reasonably practicable, subject to any confidentiality agreements, the Company will submit to the Initial Consenting Lenders all press releases and public filings relating to this Agreement or the transactions contemplated hereby and thereby and any amendments thereof reasonably prior to their release or filing as the case may be. The Company shall not without such Consenting Lender’s prior written consent (a) use the name of any Consenting Lender in any press release or (b) disclose the individual holdings of such Consenting Lender to any person; provided, however, that in the event that the Restructuring is effected through court proceedings, the Company shall be permitted to disclose what is required by a relevant court.

26.	Waiver. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Consenting Lender or the ability of each Consenting Lender to protect and preserve its rights, remedies, and interests, including, without limitation, its claims against or interests in the Company. If the Restructuring is not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

27.	Notice. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or by email or on receipt after dispatch by registered or certified mail, postage prepaid, or on the next business day if transmitted by national overnight courier, addressed in each case as follows:

(a)	If to the Company, at:

Eric J. Bock

Travelport Holdings Limited

22 Elm Place

Rye, New York 10580

Telephone: (973) 939-1620

Facsimile: (914) 967-0128

Email: Eric.Bock@travelport.com

With a copy (which copy shall not constitute notice) to:

Gregory A. Fernicola

J. Eric Ivester

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Email: Gregory.Fernicola@skadden.com

Eric.Ivester@skadden.com

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(b)	If to TIL, at:

Travelport Intermediate Limited

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Telephone: (212) 583-5120

Facsimile: (212) 583-5483

Email: Brand@blackstone.com

With a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Wilson S. Neely

Telephone: (212) 455-7063

Facsimile: (212) 455-2502

Email: wneely@stblaw.com

(c)	If to a Consenting Lender, to the address for such Consenting Lender provided on the signature pages hereof.

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TRAVELPORT HOLDINGS LIMITED

By:
Name:
Title:

TRAVELPORT WORLDWIDE LIMITED

By:
Name:
Title:

TRAVELPORT INTERMEDIATE LIMITED

By:
Name:
Title:

Accepted and agreed to by the

Consenting Lender named below:

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Email:

Principal Amount of Claims Held:

Number of Shares of Worldwide Held:

in the case of notices, with a copy to:

Address:

Telephone:

Facsimile:

Email:

EXHIBIT A

Term Sheet

Restructuring Term Sheet

This is a non-binding illustrative term sheet intended for the purpose of outlining the principal terms of a potential restructuring of certain debt obligations set forth below. Any final agreement is subject to execution of definitive documentation that is mutually acceptable to the parties. This term sheet is intended solely to facilitate discussions and is a confidential settlement communication which may not be relied upon or introduced into evidence in any legal proceeding.

All transactions contemplated by this term sheet are intended to effect, and are necessary components of, the waiver and release of all claims, counter-claims and causes of actions asserted or that could have been asserted in the action captioned Travelport Limited v. Computershare Trust Company, N.A., No. 11-7704 (S.D.N.Y.). The refinancing and restructuring of Travelport LLC’s debt in connection with this waiver and release includes:

•	the repayment of the $175 million 1.5 Lien Term Loan and partial repayment of the Sr. Notes with the proceeds of the Tranche 1 Loans (as defined below);

•	the exchange of the Sr. Notes remaining after the repayment above for New Fixed Rate and/or Floating Rate Senior Exchange Notes;

•	the option of the existing holders of the Sr. Notes to subscribe for new Tranche 1 Loans;

•	the exchange of the $225 million Series B 2nd Lien Notes for new Tranche 2 Loans (as defined below);

•	the consent of the holders of the Sr. Notes and Subordinated Notes to the settlement and related transactions; and

•

conversion of the Holdco Tranche A and Tranche B PIK loans into 78% of the equity of Travelport Worldwide Limited on a fully diluted basis and in the case of the Holdco Tranche A loans, $25 million of new subordinated notes.

Facility / Instrument	Terms
$175 million 1.5 Lien Term Loan (L+950) due November 2015

•        Refinancing: Total outstanding principal amount of $175 million plus the 3.00% early repayment premium ($5.3 million) will be refinanced with proceeds of the Tranche 1 Second Priority Senior Secured Loans (the “Tranche 1 Loans”)

Tranche 1 Loans

•        Security/ Seniority: The Tranche 1 Loans will be issued as a distinct class of Indebtedness under the Second Priority Credit Agreement and together with the Tranche 2 Second Priority Senior Secured Loans (the “Tranche 2 Loans” and, together with the Tranche 1 Loans, the “Second Priority Loans”), will be secured by a lien that is junior to the lien provided to the lenders under the 1st lien credit agreement as amended and restated on December 11, 2012 and as further amended on January 28, 2013 (the “1st Lien Credit Agreement”) on the terms set forth in the existing intercreditor agreements

•        Principal Amount: Up to $630 million. If 100% of the holders of Sr. Notes participate in the exchange offers, the full amount will be drawn. To the extent that participation is lower, the maximum amount permitted by Travelport LLC’s existing debt instruments will be drawn

•        Maturity: January 31, 2016

•        Interest Rate: LIBOR + 8.00% payable semi-annually on the first business day of April and October of each year to maturity (except with respect to Tranche 1 Loans maintained as LIBOR loans with an interest period of less than six months, in which case interest shall be payable on the last day of the applicable interest period), with a 1.50% LIBOR floor

•        Purchase Price: 99% of the aggregate principal amount

•        Initial Lender: Credit Suisse AG, as initial lender of the Tranche 1 Loans (in such capacity, the “Initial Lender”), will enter into the Second Priority Credit Agreement upon the commencement of the exchange offers described herein. Funding of the Tranche 1 Loans will be subject to the satisfaction of the conditions set forth below. On the second day after the funding of the Tranche 1 Loans (or as soon as practicable thereafter, but in no event prior to 50 hours following such funding), the Initial Lender will assign the Tranche 1 Loans to holders of the Sr. Notes that subscribed for such loans (subject to customary account creation and administrative requirements and approvals (including “Know You Customer” requirements)). To the extent holders of the Sr. Notes do not subscribe for such loans or subscriptions made are withdrawn or ineligible, certain holders of Sr. Notes (the “Back-stop Group”) have agreed with the Initial Lender, in exchange for certain fees described below, to purchase any unsubscribed Tranche 1 Loans (the “Back-stop Commitment”). The Initial Lender has agreed to pay each member of the Back-stop Group (other than any member of the Back-stop Group that is not assigned its agreed portion of the Tranche 1

1

Restructuring Term Sheet (Cont’d)

Facility / Instrument	Terms

Loans based on its holdings of Sr. Notes and its relative share of the total Back-stop Commitment) its pro rata portion of a fee equal to (i) if the funding of the Tranche 1 Loans occurs on or prior to the date that is 45 days after the commencement of the exchange offers (the “Launch Date”), 1.10% of $630 million or (ii) if the funding of the Tranche 1 Loans occurs on a date that is between 45 days after the Launch Date and 57 days after the Launch Date, 1.35% of $630 million

•        Voluntary Prepayments: The Tranche 1 Loans may be prepaid in whole or in part, subject to the following: (x) no voluntary prepayment may be made on or prior to August 23, 2014 (other than under customary provisions for payment of a make-whole premium and a 2% premium) and (y) prepayments made after August 23, 2014 shall be made at 102% of the amount so prepaid

•        Repayment Fee: 200bps, payable at maturity to the extent the Tranche 1 Loans are not earlier prepaid or repurchased

•        Use of Proceeds: Proceeds from the Tranche 1 Loans will be used (i) to refinance the $175 million 1.5 Lien Term Loan, (ii) to repay up to $402 million of Sr. Notes and (iii) for general corporate purposes including to pay related fees and expenses, provided that no proceeds from the Tranche 1 Loans will be used to repay or refinance existing Series B 2nd Lien Notes (other than fees and expenses relating thereto)

•        Affirmative/Negative Covenants: As set forth in the Second Priority Credit Agreement attached as an exhibit to the Sr. Notes offering memorandum

•        Representations and Warranties: As set forth in the Second Priority Credit Agreement attached as an exhibit to the Sr. Notes offering memorandum

•        Other Terms and Conditions: As set forth in the Second Priority Credit Agreement attached as an exhibit to the Sr. Notes offering memorandum

•        Senior Intercreditor Agreement: The Second Priority Credit Agreement administrative agent and collateral agent will enter into an intercreditor agreement with the 1st Lien Credit Agreement administrative agent and collateral agent (the “Senior Intercreditor Agreement”), in substantially the form attached as an exhibit to the Second Priority Credit Agreement attached to the Sr. Notes offering memorandum

•        Pari passu Intercreditor Agreements: The collateral agent under the Indenture relating to the Existing Series B 2nd Lien Notes will enter into an intercreditor agreement (the “Pari passu Intercreditor Agreement”), with the Second Priority Credit Agreement collateral agent, in substantially the form attached as an exhibit to the Second Priority Credit Agreement attached to the Sr. Notes offering memorandum

•        New Tranche 1 Loans Funding Solicitation: Option to participate in funding the Tranche 1 Loans will be allocated such that 80% of the funded amount is offered to holders of the 2014 Sr. Notes on a pro rata basis and 20% of the funded amount is offered to holders of the 2016 Sr. Notes on a pro rata basis

•        Conditions to Funding of Tranche 1 Loans: To include among other conditions: (i) all conditions are met or waived for the Existing Series B 2nd Lien Notes, the 2014 Sr. Notes, and the 2016 Sr. Notes exchange offers described herein, (ii) all conditions are met or waived for the Sub Notes (defined below) consent solicitation, (iii) all conditions are met or waived for the exchange of Holdco Tranche A PIK and Holdco Tranche B PIK into new equity as described herein, (iv) the minimum participation condition is met for the existing equity holders of Worldwide, (v) filing of Travelport Limited’s Annual Report on Form 10-K for the year ended 2012 with the SEC, (vi) written confirmation from each member of the Back-stop Group confirming that no material adverse change has occurred prior to the time that the Tranche 1 Loans are funded by the Initial Lender, and agreeing not to allege that a material adverse change has occurred during such time, (vii) delivery of a customary comfort letter and negative assurance letter in connection with the consummation of the exchange offer for the Sr. Notes, (viii) the funding of the escrow account described below by the Back-stop Group in respect of the subscription of the Tranche 1 Loans in the exchange offers for the Sr. Notes and (ix) no material adverse effect (as defined in the Second Priority Credit Agreement) having occurred.

2

Restructuring Term Sheet (Cont’d)

Facility / Instrument	Terms

•        Settlement of Tranche 1 Loans: All Sr. Noteholders that have subscribed for the Tranche 1 Loans and that have been approved by the Initial Lender, including the members of the Back-stop Group (such Sr. Noteholders, the “Tranche 1 Loan Subscribers”) must fund into an escrow account for the benefit of the Initial Lender payment in immediately available funds for the Tranche 1 Loans that they subscribed for within 48 hours of the public announcement that the Conditions to Funding (as set forth above) have been satisfied or waived (the end of such 48-hour period, the “Payment Time”). Assuming all conditions to borrowing have been satisfied or waived, no later than noon EST on the day of the Payment Time (the “Funding Time”), the Initial Lender will wire $630 million (less any applicable original issue discount and certain fees and expenses related to the transactions contemplated hereby and subject to adjustments as described in “Tranche 1 Loans–Principal Amount”) in immediately available funds to Travelport LLC, as borrower. Immediately after Travelport LLC receives the net proceeds from the Initial Lender, Travelport LLC will use the proceeds as described above under “Use of Proceeds” and issue the New Fixed Rate Senior Exchange Notes and New Floating Rate Senior Exchange Notes (each as defined below), as applicable. On the second day after the Funding Time (or on the next business day thereafter, but in no event prior to 50 hours after the Funding Time), all funds deposited into escrow at the Payment Time will be automatically released to the Initial Lender, except to the extent that any Tranche 1 Loan Subscriber that has deposited funds in escrow has notified the Initial Lender and the escrow agent within 50 hours of the Funding Time that a material adverse effect (as defined in the escrow agreement) has occurred during the 48-hour period after the Funding Time, in which case the funds deposited by such Tranche 1 Loan Subscriber shall be returned to such Tranche 1 Loan Subscriber by the escrow agent. Simultaneously, each member of the Back-stop Group that has not notified the Initial Lender and the escrow agent that a material adverse effect has occurred within such 48-hour period will wire immediately available funds to the Initial Lender in respect of its agreed share of the Back-stop Commitment. Thereafter, the Initial Lender will assign the Tranche 1 Loans to the Tranche 1 Loan Subscribers, including the members of the Back-stop Group.

•        Tranche 1 Support Agreement: The members of the Back-stop Group will enter into a restructuring support agreement in which they agree to support a restructuring on the terms set forth herein and will agree to vote all of their securities in favor of the consent solicitations described herein and to elect to fund their full allocation of Tranche 1 Loans based on their holdings

$225 million Series B 2nd Lien Notes (L+600, PIK payable quarterly) due December 2016 (“Existing Series B 2nd Lien Notes”)

•        Refinancing: Existing Series B 2nd Lien Noteholders will be offered the opportunity to exchange their notes in an exchange offer for Tranche 2 Loans on the same terms as set forth above for the Tranche 1 Loans, subject to certain exceptions described below.

•        Security/ Seniority: The Tranche 2 Loans will be issued as a distinct class of Indebtedness under Second Priority Credit Agreement and together with the Tranche 1 Loans, will be secured by a lien that is junior to the lien provided to the lenders under the 1st Lien Credit Agreement on the terms set forth in the existing intercreditor agreements.

•        Principal Amount: Up to $225 million issued in exchange for Existing Series B 2nd Lien Notes; holders who tender on or prior to the 10th day of the exchange offer will receive the total amount of the Tranche 2 Loans described herein while holders who tender thereafter will receive $950 principal amount per $1,000 notional principal amount of Existing Series B 2nd Lien Notes tendered; provided that the principal amount of Tranche 2 Loans issued in exchange for Existing Series B 2nd Lien Notes shall be increased by an amount equal to the PIK interest capitalized into principal after the launch date and any accrued and unpaid interest thereon up to the settlement date.

•        Maturity: December 1, 2016 (No Change)

•        Interest Rate: 4.00% cash and 4.375% PIK payable semi-annually on the first business day of April and October of each year to maturity

3

Restructuring Term Sheet (Cont’d)

Facility / Instrument	Terms

•        Callable: Non-call until August 23, 2014 (other than under customary provisions for payment of a make-whole premium), callable at par thereafter

•        Consents Requested: Holders who tender into the exchange offer will also consent to amend the indenture to remove the restrictive covenants applicable to any Existing Series B 2nd Lien Notes that are not tendered into the exchange offer and consent to sharing the lien on their collateral with the Second Priority Loans on a pari passu basis and all of the transactions described herein

•        Conditions to Closing: (i) the minimum participation condition for the Existing Series B 2nd Lien Notes exchange offer described herein is satisfied, (ii) the Tranche 1 Loans are funded, (iii) all the conditions are met or waived for the 2014 Sr. Notes and the 2016 Sr. Notes exchange offers described herein, (iv) all the conditions are met or waived for the Sub Notes consent solicitation, (v) all the conditions are met or waived for the exchange of Holdco Tranche A PIK and Tranche B PIK into new equity as described herein and (vi) the minimum participation condition for the existing equity holders of Worldwide described herein is satisfied

•        Minimum Participation: A majority of the outstanding aggregate principal amount of the Series B 2nd Lien Notes held by non-affiliates (except for Investment Funds)

$429 million 9.875% Senior Notes due September 2014

$122 million Senior Dollar Floating Rate Notes (L+462.5) due September 2014

€152 million Senior Euro Floating Rate Notes (E+462.5) due September 2014

(together the “2014 Sr. Notes”)

•        Refinancing: 2014 Sr. Noteholders who tender their 2014 Sr. Notes into the exchange offer described below will have the option to participate in funding the Tranche 1 Loans such that 80% of the $630 million aggregate principal amount ($504 million) will be allocated to holders of the 2014 Sr. Notes on a pro rata basis based on a 42.5% pay down of the outstanding principal amount of 2014 Sr. Notes (as set forth in Schedule 1 hereto). Whether the 2014 Sr. Noteholders elect to fund all, none or any portion of the Tranche 1 Loans, the 2014 Sr. Noteholders will be offered the opportunity to exchange notes in an exchange offer for a combination of (i) a pro rata par $320.5 million cash payment equal to 42.5% of the outstanding principal amount of 2014 Sr. Notes and (ii) either New Fixed Rate Senior Exchange Notes or New Floating Rate Senior Exchange Notes, as follows:

•        Tendered 9.875% Senior Notes due September 2014: Amounts remaining outstanding after the cash payment will be exchanged for the New Fixed Rate Senior Exchange Notes (the terms of which are described in the section below) which is the same class of notes that will also be offered to the holders of the 9.000% Senior Notes due 2016 and holders who tender on or prior to the 10th day of the exchange offers will receive $575 principal amount of New Fixed Rate Senior Exchange Notes described herein and $425 in cash per $1,000 notional principal amount of Sr. Notes tendered while holders who tender thereafter will receive $525 principal amount of New Fixed Rate Senior Exchange Notes and $425 in cash per $1,000 notional principal amount of Sr. Notes tendered

•        Tendered Senior Dollar and Senior Euro Floating Rate Notes: Amounts of each tranche remaining outstanding after the cash payment will be exchanged for the New Floating Rate Senior Exchange Notes (the terms of which are described in the section below) and holders who tender on or prior to the 10th day of the exchange offers will receive $575 or the euro equivalent of $575, as applicable, principal amount of New Floating Rate Senior Exchange Notes described herein and $425 in cash, or the euro equivalent of $425 in cash, as applicable, per $1,000 or €1,000 notional principal amount of Sr. Notes tendered while holders who tender thereafter will receive $525 or the euro equivalent of $525, as applicable, principal amount of New Floating Rate Senior Exchange Notes described herein and $425 in cash, or the euro equivalent of $425 in cash, as applicable, per $1,000 or €1,000 notional principal amount of Sr. Notes tendered

•        Consents Requested: Holders who tender into the exchange offer will also (i) consent to a waiver and release of all claims asserted or that could have been asserted in the action captioned Travelport Limited v. Computershare Trust Company, N.A., No. 11-7704 (S.D.N.Y.) (the “Lawsuit”), (ii) direct the trustee to execute (a) a stipulation and order of voluntary dismissal and (b) a waiver and release, which, respectively, (x) result in the dismissal with prejudice and (y) release of all claims, counterclaims and/or third-party claims (other than claims for fees and

4

Restructuring Term Sheet (Cont’d)

Facility / Instrument	Terms

expenses that would otherwise be reimbursable under the indentures) that were asserted or could have been asserted by the trustee in connection with the restructuring that occurred in 2011, including those that were asserted or could have been asserted in the Lawsuit, (iii) consent to proposed amendments to the indenture (a) to eliminate substantially all of the restrictive covenants and certain of the default provisions and (b) to add provisions whereby holders will (a) not be able to take any action contrary to the direction given in clause (ii), (b) not have any rights with respect to any claims, counterclaims and/or third-party claims that were asserted or could have been asserted by the trustee in connection with the restructuring that occurred in 2011, including those that were asserted or could have been asserted in the Lawsuit and (c) not have any rights with respect to any claims that could be asserted against the trustee in connection with the direction given in clause (ii) and (iv) consent to all of the transactions described herein

•        Conditions to Closing the Offer: (i) the minimum participation conditions for the 2014 Sr. Notes and 2016 Sr. Notes exchange offers described herein are satisfied, (ii) the Tranche 1 Loans are funded, (iii) all the conditions are met or waived for the Existing Series B 2nd Lien Notes offer described herein, (iv) all the conditions are met or waived for the Sub Notes consent solicitation, (v) all the conditions are met or waived for the exchange of Holdco Tranche A PIK and Tranche B PIK into new equity as described herein and (vi) the minimum participation condition for the existing equity holders of Worldwide described herein is satisfied

•        Minimum Participation: 95% or more of the outstanding aggregate principal amount of 2014 Sr. Notes

•        Settlement: See “Settlement” in the terms for the Second Priority Loans for details relating to settlement

$250 million 9.000% Senior Notes due March 2016 (“2016 Sr. Notes”)

•        Refinancing: 2016 Sr. Noteholders who tender their 2016 Sr. Notes into the exchange offer described below will have the option to participate in funding the Tranche 1 Loans such that 20% of the $630 million aggregate principal amount ($126 million) will be allocated to holders of the 2016 Sr. Notes on a pro rata basis based on a 32.5% pay down of the outstanding principal amount of 2016 Sr. Notes (as set forth in Schedule 1 hereto). Whether the 2016 Sr. Noteholders elect to fund all, none or any portion of the Tranche 1 Loans, 2016 Sr. Noteholders will be offered the opportunity to exchange their notes in an exchange offer for a combination of (i) a pro rata par $81.3 million cash payment equal to 32.5% of the outstanding principal amount of 2016 Sr. Notes and (ii) New Fixed Rate Senior Exchange Notes, as follows:

•        Amounts of tendered 2016 Sr. Notes remaining outstanding after the cash payment will be exchanged for the New Fixed Rate Senior Exchange Notes (the terms of which are described in the section below) which is the same class of notes that will also be offered to the holders of the 9.875% Senior Notes due 2014 and holders who tender on or prior to the 10th day of the exchange offers will receive $675 principal amount of New Fixed Rate Senior Exchange Notes described herein and $325 in cash per $1,000 notional principal amount of Sr. Notes tendered while holders who tender thereafter will receive $625 principal amount of New Fixed Rate Senior Exchange Notes described herein and $325 in cash per $1,000 notional principal amount of Sr. Notes tendered

•        Consents Requested: Holders who tender into the exchange offer will also (i) consent to a waiver and release of all claims asserted or that could have been asserted in the Lawsuit, (ii) direct the trustee to execute (a) a stipulation and order of voluntary dismissal and (b) a waiver and release, which, respectively, (x) result in the dismissal with prejudice and (y) release of all claims, counterclaims and/or third-party claims (other than claims for fees and expenses that would otherwise be reimbursable under the indentures) that were asserted or could have been asserted by the trustee in connection with the restructuring that occurred in 2011, including those that were asserted or could have been asserted in the Lawsuit, (iii) consent to proposed amendments to the indenture (a) to eliminate substantially all of the restrictive covenants and certain of the default provisions and (b) to add provisions whereby holders will (a) not be able to take any action contrary to the direction given in clause (ii), (b) not have any rights with respect to any claims,

5

Restructuring Term Sheet (Cont’d)

Facility / Instrument	Terms

counterclaims and/or third-party claims that were asserted or could have been asserted by the trustee in connection with the restructuring that occurred in 2011, including those that were asserted or could have been asserted in the Lawsuit and (c) not have any rights with respect to any claims that could be asserted against the trustee in connection with the direction given in clause (ii) and (iv) consent to all of the transactions described herein

•        Conditions to Closing the Offer: (i) the minimum participation conditions for the 2014 Sr. Notes and 2016 Sr. Notes exchange offers described herein are satisfied, (ii) the Tranche 1 Loans are funded, (iii) all the conditions are met or waived for the Existing Series B 2nd Lien Notes and the 2016 Sr. Notes exchange offers described herein, (iv) all the conditions are met or waived for the Sub Notes consent solicitation, (v) all the conditions are met or waived for the exchange of Holdco Tranche A PIK and Tranche B PIK into new equity as described herein and (vi) the minimum participation condition for the existing equity holders of Worldwide described herein is satisfied

•        Minimum Participation: A majority of the outstanding aggregate principal amount of 2016 Sr. Notes held by non-affiliates

•        Settlement: See “Settlement of Tranche 1 Loans” in the terms for the Tranche 1 Loans for details relating to settlement

New Fixed-Rate Senior Exchange Notes

•        Principal Amount: up to $415 million (Sum of 9.875% Senior Notes due 2014 and 9.000% Senior Notes due 2016 remaining outstanding after the cash paydown assuming all such notes are tendered into the exchange offer)

•        Seniority: The New Fixed-Rate Senior Exchange Notes will be unsecured and will retain the same seniority as the existing 2014 Sr. Notes and 2016 Sr. Notes

•        Maturity: March 1, 2016 (same as the current 2016 Sr. Notes)

•        Interest Rate: 11.375% payable in cash with an additional 2.500% PIK (total 13.875%) payable semi-annually on April 1 and October 1 of each year to maturity

•        Callable: Non-call until August 23, 2014 (other than under customary provisions for payment of a make-whole premium), callable at par thereafter

•        Other Terms: As set forth in the Sr. Notes indenture attached as an exhibit to the Sr. Notes offering memorandum

New Floating-Rate Senior Exchange Notes

•        Principal Amount: up to $187 million (Sum of Senior Dollar Floating Rate Notes due 2014 and Senior Euro Floating Rate Notes due 2014 remaining outstanding after the cash paydown assuming all such notes are tendered into the exchange offer)

•        Seniority: The New Floating-Rate Senior Exchange Notes will be unsecured and will retain the same seniority as the existing 2014 Sr. Notes and 2016 Sr. Notes

•        Maturity: March 1, 2016 (same as the current 2016 Sr. Notes)

•        Interest Rate: LIBOR+6.125% payable in cash with an additional 2.500% PIK (total LIBOR+8.625%) payable quarterly on March 1, June 1, September 1, and December 1 of each year to maturity

•        Callable: Non-call until August 23, 2014 (other than under customary provisions for payment of a make-whole premium), callable at par thereafter

•        Other Terms: As set forth in the Sr. Notes indenture attached as an exhibit to the Sr. Notes offering memorandum

$247 million 11.875% Dollar Senior Subordinated Notes due September 2016

•        Refinancing: No refinancing

•        Consents Requested: Holders will be requested to (i) consent to a waiver and release of all claims asserted or that could have been asserted in the Lawsuit, (ii) direct the trustee to execute (a) a stipulation and order of voluntary dismissal and (b) a waiver and release, which, respectively, (x)

6

Preliminary Restructuring Term Sheet (Cont’d)

Facility / Instrument	Terms
€140 million 10.875% Euro Senior Subordinated Notes due September 2016 (together, the “Sub Notes”)

result in the dismissal with prejudice and (y) release of all claims, counterclaims and/or third-party claims (other than claims for fees and expenses that would otherwise be reimbursable under the indentures) that were asserted or could have been asserted by the trustee in connection with the restructuring that occurred in 2011, including those that were asserted or could have been asserted in the Lawsuit, (iii) consent to proposed amendments to the indenture to amend (a) certain covenants set forth in the indenture to be consistent with the covenants in the indenture governing the New Senior Notes, including amendments that permit the transactions described herein and the payment of any fees, costs or expenses in connection therewith and (b) the indenture to add a provision whereby holders will (1) not be able to take any action contrary to the direction given in clause (ii), (2) not have any rights with respect to any claims counterclaims and/or third-party claims that were asserted or could have been asserted by the trustee or by the holders in connection with the restructuring that occurred in 2011, including those that were asserted or could have been asserted in the Lawsuit, and (3) not have any rights with respect to any claims that could be asserted against the trustee in connection with the direction given in clause (ii)

•        Consent Payment: $5 per $1,000, or €5 per €1,000, as applicable, aggregate principal amount for participating Sub Notes (~$2.2 million assuming all outstanding Sub Notes provide consent)

•        Conditions to Closing the Offer: (i) the minimum participation condition for the Sub. Notes consent solicitation described herein is satisfied (ii) the Tranche 1 Loans are funded, (iii) all the conditions are met or waived for the Existing Series B 2nd Lien Notes, the 2014 Sr. Notes, and the 2016 Sr. Notes exchange offers described herein, (iv) all the conditions are met or waived for the exchange of Holdco Tranche A PIK and Tranche B PIK into new equity as described herein and (v) the minimum participation condition for the existing equity holders of Worldwide described herein is satisfied

•        Minimum Participation: A majority of the outstanding aggregate principal amount of Sub. Notes held by non-affiliates

$147 million Holdco Tranche A PIK Loan (L+600, PIK) due December 2016 (“Holdco Tranche A PIK”)

•        Refinancing: Holders of Tranche A PIK loans will be offered the opportunity to exchange such loans for (i) equity of Travelport Worldwide Limited (as set forth in the Holdco Support Agreement (as defined below)) and (ii) $25 million aggregate principal amount of Series A 2nd Lien Notes held by Travelport Limited as contemplated by the Holdco PIK credit agreement which Series A 2nd Lien Notes will automatically be exchanged for $25 million aggregate principal amount of a separate series of new cash-pay 11.875% Subordinated Notes due 2016 issued by Travelport LLC. The remaining Series A 2nd Lien Notes will be cancelled after the automatic exchange.

•        Consents Requested: Holders will be requested to (i) amend the Holdco PIK credit agreement to remove all covenants and obligations relating to the Series A 2nd Lien Notes, (ii) cancel the remaining Series A 2nd Lien Notes and (iii) consent to all of the transactions described herein

•        Conditions to Closing the Offer: (i) the minimum participation condition for the Tranche A PIK loans exchange offer described herein is satisfied, (ii) the Tranche 1 Loans are funded, (iii) all the conditions are met or waived for the Existing Series B 2nd Lien Notes, the 2014 Sr. Notes, and the 2016 Sr. Notes exchange offers described herein, (iv) all the conditions are met or waived for the Sub Notes consent solicitation, (v) all the conditions are met or waived for the exchange of Holdco Tranche B PIK into new equity as described herein and (vi) the minimum participation condition for the existing equity holders of Worldwide described herein is satisfied

•        Consent Payment: $5 per $1,000 aggregate principal amount for participating Holdco Tranche A PIK (~$0.7 million assuming all outstanding Holdco Tranche A PIK provide consent)

•        Minimum Participation: At least 66.7% of the outstanding aggregate principal amount and at least 50.1% by number of Holdco Tranche A PIK loans held by non-insiders

•        Holdco Support Agreement: Certain holders of the Holdco Tranche A PIK, Holdco Tranche B PIK and the existing equity holders of Travelport Worldwide Limited will enter into a restructuring support agreement (the “Holdco Support Agreement”) in which such holders agree to support a restructuring on the terms set forth herein

7

Restructuring Term Sheet (Cont’d)

Facility / Instrument	Terms
$347 million Holdco Tranche B PIK Loan (L+1350, PIK) due December 2016 (“Holdco Tranche B PIK”)

•        Equitization: Holder of Tranche B PIK loans will be offered the opportunity to exchange such loans for equity of Travelport Worldwide Limited (as set forth in the Holdco Support Agreement)

•        Conditions to Closing the Offer: (i) the minimum participation condition for the Tranche B PIK loans exchange offer described herein is satisfied, (ii) the Tranche 1 Loans are funded, (iii) all the conditions are met or waived for the Existing Series B 2nd Lien Notes, the 2014 Sr. Notes, and the 2016 Sr. Notes exchange offers described herein, (iv) all the conditions are met or waived for the Sub Notes consent solicitation, (v) all the conditions are met or waived for the exchange of Holdco Tranche A PIK into new equity as described herein and (vi) the minimum participation condition for the existing equity holders of Worldwide described herein is satisfied

•        Minimum Participation: At least 66.7% of the outstanding aggregate principal amount and at least 50.1% by numbers of Holdco Tranche B PIK loans held by non-insiders

•        Holdco Support Agreement: See “Holdco Support Agreement” in the terms for the Holdco Tranche A PIK for details

Existing equity

•        Equity Issuance: Equity of Travelport Worldwide Limited will be issued to holders of the Tranche A PIK loans and Tranche B PIK loans

•        Amended and Restated Shareholders’ Agreement: The existing Shareholders’ Agreement will be amended to permit the equity issuance in connection with the restructuring as well as certain other amendments and will be in the form attached as Exhibit F to the Holdco Restructuring Support Agreement

•        Conditions to Closing the Offer: (i) the minimum participation condition for the existing equity holders of Worldwide described herein is satisfied (ii) the Tranche 1 Loans are funded, (iii) all the conditions are met or waived for the Existing Series B 2nd Lien Notes, the 2014 Sr. Notes, and the 2016 Sr. Notes exchange offers described herein, (iii) all the conditions are met or waived for the Sub Notes consent solicitation, and (iv) all the conditions are met or waived for the exchange of Holdco Tranche A PIK and Holdco Tranche B PIK into new equity as described herein

•        Minimum Participation: At least two-thirds of the voting power of the shareholders

•        Holdco Support Agreement: See “Holdco Support Agreement” in the terms for the Holdco Tranche A PIK for details

8

Schedule I

($ in millions)

	Letter ID	Calc.	2014 Sr. Notes		2016 Sr. Notes		Total
			Amount	% Weight	Amount	% Weight	Amount	% Weight
Other Sr. Noteholders	A		$468	62%	$90	36%	$558	56%
Backstop Group	B		286	38%	160	64%	446	44%

Total Sr. Notes			$754	100%	$250	100%	$1,004	100%
Percent Paydown	C		42.5%		32.5%
Other Sr. Noteholders	D	A x C	$199	62%	$29	36%	$228	57%
Backstop Group	E	B x C	121	38%	52	64%	173	43%

Paydown of Sr. Notes	F	D + E	$320	100%	$81	100%	$402	100%
Other Sr. Noteholders	G	A - D	$269	62%	$61	36%	$330	55%
Backstop Group	H	B - E	164	38%	108	64%	272	45%

Remaining Sr. Notes			$434	100%	$169	100%	$602	100%
Percent Allocation of New 2nd Lien Loan	I		80%		20%		$630	100%
Other Sr. Noteholders (1)	J		$313	62%	$45	36%	$358	57%
Backstop Group (1)	K		191	38%	81	64%	272	43%

Total Pro Rata Allocation of New 2nd Lien Loan	L	J + K	$504	100%	$126	100%	$630	100%

(1)	Calculations reflect the weighted portion of the 80%/20% allocation (e.g. $313m allocation for the Other Sr. Noteholders with 2014 Sr. Notes calculated as $630m x 80% allocation of New 2nd Lien Loan x 62% of the 2014 Sr. Notes tranche).

EXHIBIT B

Joinder

JOINDER

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of February             , 2013 (the “Agreement”), by and among Travelport Holdings Limited (the “Company”), Travelport Worldwide Limited, Travelport Intermediate Limited, [Transferor’s Name] (“Transferor”), and the other holders of claims against the Company signatory thereto, and agrees to be bound by the terms and conditions thereof to the extent Transferor was thereby bound, and shall be deemed a “Consenting Lender” under the terms of the Agreement.

Date Executed: [            , 2013]

TRANSFEREE

Name of Institution:

By:
Name:
Its:
Telephone:
Facsimile:
Email:

Principal Amount of Claims Held:

Number of Shares of Worldwide Held:

With a copy to:

EXHIBIT C

Restructuring Documents

•

Senior Intercreditor Agreement by and among Travelport LLC, the guarantors named therein, UBS AG, Stamford Branch as first priority administrative agent and first priority collateral agent the administrative agent and the collateral agent under the Second Priority Credit Agreement (as defined in the Term Sheet)

•

Second Lien Intercreditor Agreement by and among Travelport LLC, the guarantors named therein, the administrative agent and the collateral agent under the Second Priority Credit Agreement (as defined in the Term Sheet) and the collateral agent under the existing Second Lien Notes Indenture, dated November 30, 2011, among Travelport LLC, the guarantors named therein and Wells Fargo Bank, National Association (the “Existing Second Lien Notes Indenture”)

•	First Supplemental Indenture to the Existing Second Lien Notes Indenture
•	Release provisions contained in the Offering Memorandum for the new senior notes
•

Second Priority Credit Agreement (as defined in the term sheet) among Travelport LLC, as borrower, Travelport Limited, Waltonville Limited, TDS Investor (Luxembourg) S.A.R.L. and Credit Suisse AG, as administrative agent and collateral agent and the lenders party thereto and related security documents

•

Fifth Supplemental Indenture among Travelport Finance Management LLC, Travelport Services LLC, and Computershare Trust Company, N.A. (as successor of The Bank of Nova Scotia Trust Company of New York), as trustee under the Indenture

•

Second Supplemental Indenture among Travelport Finance Management LLC, Travelport Services LLC, and Computershare Trust Company, N.A. (as successor of The Bank of Nova Scotia Trust Company of New York), as trustee under the Indenture referred to below

•	Senior Notes Indenture among Travelport LLC, a Delaware limited liability company, the guarantors therein and Wells Fargo Bank, National Association, a national banking association, as Trustee

EXHIBIT D

Form of Amended and Restated Shareholders’ Agreement

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

among

Travelport Worldwide Limited,

Travelport Holdings Limited,

Travelport Limited and

the other parties named herein

Dated as of [—], 2013

TABLE OF CONTENTS

1.	EFFECTIVENESS; DEFINITIONS	2

1.1 Closing		2

1.2 Definitions		2

2.	CORPORATE GOVERNANCE	2

2.1 Board of Directors		2

2.2 Actions Requiring Principal Shareholder Approval		5

2.3 Change of Classification		8

2.4 Issuance of New Equity Shares		8

2.5 Further Assurances		8

2.6 Actions in Contravention		8

2.7 Approval Rights		8

2.8 Period		8

3.	TRANSFER RESTRICTIONS	9

3.1 General Transfer Restrictions		9

3.2 Prohibited Transfers		9

3.3 [Reserved]		9

3.4 Certain Transferees to Become Parties		9

3.5 Impermissible Transfer		10

3.6 Notice of Transfer		10

3.7 Period		10

4.	TAG-ALONG, DRAG-ALONG AND PRE-EMPTIVE RIGHTS	10

4.1 Tag Along		10

4.2 Principal Shareholder Tag Along		13

4.3 Drag Along		15

4.4 Additional Tag Along and Drag Along Provisions		17

4.5 [Reserved]		18

4.6 Pre-Emptive Right		18

4.7 Period		19

5.	COVENANTS	20

5.1 Information Rights		20

5.2 Confidentiality		21

5.3 Suspension of Information Rights		22

5.4 [Reserved]		22

5.5 [Reserved]		22

5.6 [Reserved]		22

5.7 Additional Covenants of the Parties		22

5.8 [Reserved]		22

5.9 Period		23

5.10 Tax Covenants		23

5.11 Audited Financial Statement Waiver		23

	4.12	Direct and Indirect Actions	23

6.	REMEDIES		23

	6.1	Generally	23

7.	LEGENDS		23

	7.1	Restrictive Legend	23

	7.2	Securities Act Legend	24

	7.3	Stop Transfer Instruction	24

	7.4	Termination of the Securities Act Legend	24

8.	AMENDMENT, TERMINATION, ETC.		24

	8.1	Oral Modifications	24

	8.2	Written Modifications	25

	8.3	Effect of Termination	25

9.	REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS		25

	9.1	Qualified Institutional Buyer	25

	9.2	Transfer Restrictions	25

	9.3	Information	25

	9.4	Legends	26

	9.5	No Other Representations	26

	9.6	Transferees	26

	9.7	Reliance	26

	9.8	No Representation	26

	9.10	Authorization; No Conflicts	26

	9.11	Approval, Consent or Authorization	27

	9.12	Valid, Binding and Enforceable	27

10.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY; REPRESENTATIONS AND WARRANTIES OF TDS		27

	10.1	Representations and Warranties of the Company.	27

	10.2	Representations and Warranties of TDS	29

11.	DEFINITIONS		29

	11.1	Certain Matters of Construction	29

	11.2	Definitions	30

12.	MISCELLANEOUS		37

	12.1	Survival of Representations; Effect	37

	12.2	Notices	37

	12.3	Binding Effect, Etc.	39

	12.4	Descriptive Heading	40

	12.5	Counterparts	40

	12.6	Severability	40

	12.7	No Third Party Beneficiaries	40

13.	GOVERNING LAW		40

	13.1	Governing Law	40

	13.2	Consent to Jurisdiction	40

	13.3	WAIVER OF JURY TRIAL	41

	13.4	Exercise of Rights and Remedies	41

Schedule I – Travelport Worldwide Limited – Share Ownership Information

Exhibit A – Form of Addendum Agreement

Exhibit B – Form of Registration Rights Agreement

Exhibit C – Company’s Memorandum of Association

Exhibit D – Company’s Bye-laws

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

OF

TRAVELPORT WORLDWIDE LIMITED

This AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of [•], 2013 by and among Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), Travelport Holdings Limited, a Bermuda exempted company (“Travelport Holdings Limited”), Travelport Limited, a Bermuda exempted company (“Travelport Limited”), the parties listed under the heading “Shareholders” on Schedule I hereto (together with their respective successors and permitted assigns and transferees (the “Shareholders”), TDS Investor (Cayman), L.P., a Cayman island limited partnership (“TDS”), and others.

RECITALS

WHEREAS, the Company has issued to the Shareholders the number of common shares with par value $0.0002 per share (“Company Shares”) set forth opposite each Shareholder’s name on Schedule I hereto; and

WHEREAS, the Company has (i) previously issued to certain members of management of Travelport Limited and certain of its direct and indirect Subsidiaries (the “Management Shareholders”) and (ii) reserved for issuance to Management Shareholders, an amount of Company Shares which in the aggregate will represent no more than 10.3% of the issued and outstanding share capital of the Company on the date hereof (“Management Shares”), issued or to be issued pursuant to the amended Travelport Worldwide Limited 2011 Equity Plan (the “Company Equity Plan”) to be approved as set forth herein; and

WHEREAS, as of the date hereof (i) the Shareholders and the Management Shareholders own the number of Company Shares set forth opposite each of their names on Schedule I hereto, (ii) the additional Management Shares set forth in Schedule I hereto have been authorized and may be issued in the future in connection with the Company Equity Plan and (iii) the Shareholders and the Management Shareholders are the only equity holders of the Company as of the date hereof; and

WHEREAS, the parties hereto desire to establish parameters regarding the composition of the boards of directors of the Company, Travelport Holdings Limited and Travelport Limited, to restrict the direct and indirect sale, assignment, transfer, encumbrance or other disposition of Company Shares, to provide for certain additional covenants and to provide for certain rights and obligations as between themselves in relation to the affairs of the Company and its Subsidiaries as hereinafter provided.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement intending to be bound hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1 Closing. This Agreement shall become effective concurrently with the closing of the Restructuring (the “Closing”).

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 11 hereof.

2.	CORPORATE GOVERNANCE.

2.1 Board of Directors.

2.1.1 Size of the Board. Immediately following the Closing, the board of directors of the Company (“Company Board”) shall consist of six (6) directors (including the initial Principal Shareholder Directors), the board of directors of Travelport Holdings Limited (“Holdings Board”) shall consist of six (6) directors (including the initial Principal Shareholder Directors) and the board of directors of Travelport Limited (“Limited Board”) shall consist of six (6) directors (including the initial Principal Shareholder Directors), in each case which number may decrease in accordance with this Agreement, the respective Bye-Laws of the Company, Travelport Holdings Limited and Travelport Limited, and applicable law; provided that the number of directors shall not be reduced to less than five (5) directors without the consent of each Principal Shareholder Director. The size of each of the Company Board, the Holdings Board and the Limited Board shall not exceed six (6) directors. All action requiring the consent of the Company Board, the Holdings Board or the Limited Board shall require the consent of a majority of such board’s directors, in addition to any other approval rights set forth in this Agreement.

2.1.2 Designation of Directors.

(a) At or prior to the Closing, all pre-Closing directors on the Company Board, the Holdings Board and the Limited Board (except to the extent that any such director has been appointed pursuant to the provisions of this Section 2.1.2), shall have tendered their resignations from each such Board, effective as of the Closing.

(b) After the Closing, one (1) director of each of the Company Board, the Holdings Board and the Limited Board shall be the Chief Executive Officer of Travelport Limited (the “CEO Director”).

(c) After the Closing, each Principal Shareholder shall be entitled to designate one (1) director to each of the Company Board, the Holdings Board and the Limited Board (such persons designated, each a “Principal Shareholder Director” and collectively the “Principal Shareholder Directors”). Immediately following the Closing, the Principal Shareholder Directors shall consist of:

(i) Martin Brand, as the initial Intermediate Director;

(ii) Gavin Baiera, as the initial AG Director; and

(iii) Scott McCarty, as the initial Q Director.

(d) The Principal Shareholder Directors shall use reasonable good faith efforts to collectively designate the members of the Company Board, the Holdings Board and the Limited Board, apart from the CEO Director and the Principal Shareholder Directors (such persons designated, each an “Additional Director” and collectively the “Additional Directors”); provided that if all Principal Shareholders cannot collectively agree on any Additional Director, such Additional Director shall be designated by any two Principal Shareholders, so long as any remaining Principal Shareholder does not reasonably object to such Additional Director. Immediately following the Closing, the Additional Directors shall consist of:

(i) Douglas M. Steenland; and

(iii) Jeff Clarke;

provided, that, Jeff Clarke shall resign from each of the Company Board, the Holdings Board and the Limited Board effective May 15, 2013.

(e) In the event that a Principal Shareholder ceases to be a Principal Shareholder, such Principal Shareholder shall (i) promptly cause its Principal Shareholder Director to resign and (ii) the majority of the directors remaining in office shall decide whether to decrease the size of each of the Company Board, the Holdings Board and the Limited Board, as applicable, and eliminate such vacancy or appoint a replacement director; provided that the consent of the remaining Principal Shareholder Directors shall be required to reduce the size of any such board below five (5) directors. In the event that a Principal Shareholder ceases to be a Principal Shareholder, such Principal Shareholder will cease to have any rights to designate a Principal Shareholder Director or Additional Director pursuant to this Section 2.1.2.

(f) If at any time the number of directors entitled to be designated pursuant to Section 2.1.2(e) decreases, the Company shall provide written notice to the applicable Principal Shareholder(s). During the pendency of the appointment, election or removal of any Principal Shareholder Director, the Company Board, the Holdings Board and the Limited Board shall be restricted in taking any action except to the extent that (i) such action cannot, in the reasonable judgment of the Company Board, the Holdings Board or the Limited Board, as applicable, wait until the designated Principal Shareholder Director is appointed, elected or removed as a member of the Company Board, the Holdings Board or the Limited Board, as applicable, or (ii) in the case of the pendency of the appointment or election of any Principal Shareholder Director, such Principal Shareholder has failed to designate a replacement in accordance with Section 2.1.2(c) within twenty (20) days of the date that the vacancy arose.

2.1.3 Term of Directors; Directors’ Expenses. Subject to Sections 2.1.2(e), 2.1.4 and 2.1.9, each Principal Shareholder Director shall serve an initial term of two (2) years on the Company Board, the Holding Board and the Limited Board, commencing on the date of election or appointment. Subject to Sections 2.1.2(e), 2.1.4 and 2.1.9, subsequent terms shall be for one (1) year. The Company shall promptly reimburse each Principal Shareholder Director (or the applicable Principal Shareholder to the extent such Principal Shareholder or any of its Affiliates incurred such expenses) for any reasonable and documented out-of-pocket expenses incurred in connection with the performance by such Principal Shareholder Director of his or her duties as a director of the Company, Travelport Holdings Limited and Travelport Limited, as applicable.

2.1.4 Removal of Directors. Each Principal Shareholder shall have the right at any time to require the removal of (with or without cause) any Principal Shareholder Director designated by such Principal Shareholder for election to the Company Board, the Holdings Board and the Limited Board.

2.1.5 Voting of Shareholders. Each Shareholder shall vote or cause to be voted all Company Shares beneficially owned by such Shareholder, from time to time, and shall take all other actions reasonably necessary in its capacity as a Shareholder, to ensure that at each annual or special meeting of Shareholders at which an election of directors is held, or pursuant to any written consent of Shareholders, the CEO Director, the Principal Shareholder Directors and the Additional Directors (in each case, provided the other provisions of this Section 2 are met) are elected to the Company Board. Each Shareholder shall also vote or cause to be voted all Company Shares beneficially owned by such Shareholder, from time to time, and shall take all other actions reasonably necessary in its capacity as a Shareholder, to remove from the Company Board any Principal Shareholder Director designated by a Principal Shareholder that such Principal Shareholder desires to remove pursuant to Sections 2.1.4 and 2.1.9.

2.1.6 Directors of Travelport Holdings Limited and Travelport Limited The Company, as the sole shareholder of Travelport Holdings Limited, which in turn is the sole shareholder of Travelport Limited, shall, to the extent permitted by applicable law, take such actions as are reasonably necessary to implement the actions set forth in this Section 2.1, including without limitation, to (i) elect the CEO Director, the Principal Shareholder Director(s) and the Additional Director(s) to the Holdings Board and the Limited Board, (ii) remove from the Holdings Board and the Limited Board any Principal Shareholder Director designated by a Principal Shareholder that such Principal Shareholder desires to remove pursuant to Sections 2.1.4 and 2.1.9, and (iii) provide meeting notices for their respective board members, in each case, under the terms and conditions set forth in this Section 2.

2.1.7 Committees. The Company Board, the Holdings Board and the Limited Board may from time to time designate one or more committees, each of which shall have the same members as the members of such committee in respect of the Company Board, the Holdings Board and the Limited Board. Subject to applicable law, each Principal Shareholder Director shall be a member of each such committee.

2.1.8 Notice; Telephonic and Electronic Attendance and Action by Written Consent. Meetings of each of the Company Board, the Holdings Board and the Limited Board require valid and adequate notice to each director. Notice of any meeting of the Company Board, the Holdings Board and the Limited Board will be deemed given if the CEO Director and each Additional Director is given customary, timely notice reasonably in advance of such board meeting and each Principal Shareholder Director is provided (i) seven-days notice in respect of any regularly scheduled board meeting, (ii) 48-hours notice in respect of any emergency board meeting or (iii) such shorter time if agreed by such director. Telephonic and electronic attendance at board meetings will be permitted. Any action taken by the Company Board, the Holdings Board or the Limited Board by written consent, without a meeting, will require unanimous approval of the applicable board. Failure to comply with the provisions of this Section 2.1.8 shall invalidate the proceedings at any such board meeting or action by written consent.

2.1.9 Removal and Replacement; Vacancies Generally. Subject to Section 42.1(b) and (c) of the Company’s Bye-laws and applicable laws and the terms of this Agreement, including Section 2.1.2(e), a Principal Shareholder Director may only be removed by the Principal Shareholder that designated such Principal Shareholder Director hereunder. If, prior to his or her appointment or election to the Company Board, the Holdings Board or the Limited Board, as applicable, any person is unable or unwilling to serve as a Principal Shareholder Director, then the applicable Principal Shareholder shall, subject to the other provisions of this Section 2, be entitled to designate a replacement. If, following appointment or election to the Company Board, the Holdings Board or the Limited Board, any Principal Shareholder Director resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a director, then, subject to the other provisions of this Section 2, the applicable Principal Shareholder shall be entitled to designate a replacement. If a Principal Shareholder is entitled to designate a person to fill any directorship and such Principal Shareholder fails to do so, then such directorship shall remain vacant until filled by such Principal Shareholder in accordance with this Section 2.

2.2 Actions Requiring Principal Shareholder Approval.

2.2.1 Requisite Shareholder Approval is required for the following actions by the Company, or to the extent specifically provided below, any Subsidiary of the Company, after the Closing:

(a) entering into a binding agreement (whether written or oral) that is not conditioned upon the receipt of the approval described in this Section 2.2.1(a) for, or effecting, (i) a Change in Control or (ii) an Initial Public Offering of the Company or any of its Subsidiaries;

(b) entering into any binding agreement (whether written or oral) providing for, or effecting, any transaction between the Company or any of its Subsidiaries, on the one hand, and any Principal Shareholder or any Affiliate thereof or any Affiliate of the Company (in each case, other than the Company or any of its Subsidiaries), on the other hand, which transaction is less favorable to the Company than one reasonably obtainable in a comparable transaction conducted with an unrelated Person on an arm’s length basis, other than (A) any transaction pursuant to the terms of any agreement to which the Company or any Subsidiary is a party or is bound that was entered into prior to the execution of the Restructuring Support Agreement, the principal terms of which have been disclosed, at the Company’s option, on a confidential basis to the Principal Shareholders (or to their counsel) or publicly disclosed; provided, that any amendment or modification to any such agreement (including the Management Agreement) shall require the approval provided for in this Section 2.2.1 and shall not be excluded by this clause (A); (B) any transaction or series of transactions in which the Company obtains a letter from a nationally recognized independent financial advisor stating that such transaction is fair to the Company from a financial point of view; (C) any transaction or series of transactions approved by a majority of the members of the Company Board (including the affirmative vote of two Principal Shareholder Directors); (D) the payment of reasonable and customary fees and reimbursement of expenses to, and indemnities provided for the benefit of, officers, directors, employees or consultants in the ordinary course of business; (E) equity issuances to, and retirements and repurchases of equity from, any director, officer, employee or consultant under the terms of any compensation plan approved by the Company Board; and (F) payments or loans (or cancellation of loans) to directors, officers, employees or consultants in the ordinary course of business and entering into employment agreements, severance arrangements, stock options plans and other similar arrangements with such directors, officers, employees or consultants in the ordinary course of business, which agreements, plans or arrangements, if they involve directors or executive officers, have been approved by the Company Board (including the affirmative vote of two Principal Shareholder Directors);

(c) any action by the Company or any of its Subsidiaries that (i) if taken by a corporation formed under the General Corporation Law of the State of Delaware, would require stockholder approval (unless otherwise agreed in this Agreement), and (ii) would disproportionately and adversely affect a Principal Shareholder in its capacity as a Shareholder and not a creditor;

(d) the authorization or issuance of any new equity securities of any Subsidiary of the Company (or securities convertible into or exchangeable for such equity securities), unless such new equity securities (or securities convertible into or exchangeable for such equity securities) are issued (i) for fair market value, determined in the good faith judgment of the Company Board, (ii) to the existing immediate parent company of the entity issuing such securities or (iii) in connection with the Company Equity Plan or any other management incentive plan approved by the Company Board (including the affirmative vote of two Principal Shareholder Directors);

(e) any reclassification of the Company Shares or any other outstanding securities of the Company that would disproportionately and adversely affect a Principal Shareholder in its capacity as a Shareholder and not a creditor;

(f) any repurchase, redemption, dividend or distribution in respect of any Company Shares that is not made on a pro rata basis (excluding any repurchases or redemptions of Company Shares upon termination of service with the Company or any net settlement upon vesting of Company Shares, in each case in the ordinary course of business pursuant to agreements with officers, directors and employees);

(g) any amendment of the organizational documents of the Company or any of its Subsidiaries in a manner that would have a disproportionate and adverse effect on a Principal Shareholder in its capacity as a Shareholder and not a creditor, or that would directly or indirectly modify or impair any of the approval rights set forth herein;

(h) removing or appointing the Chief Executive Officer (or other individual with the power to manage day-to-day operations), Chief Financial Officer or General Counsel of Travelport Limited;

(i) any acquisition by the Company or any of its Subsidiaries of any Person, business or asset with an enterprise value in excess of $100 million;

(j) any disposition by the Company or any of its Subsidiaries of any Person, business or asset (including a spin-off) with an enterprise value in excess of $100 million; and

(k) any voluntary bankruptcy filing, dissolution, liquidation or winding-up of the Company or any of its Subsidiaries.

2.2.2 The Company shall provide the Principal Shareholders with proper notice of any meeting or action by written consent to be taken in connection with any matter set forth in Section 2.2.1 in accordance with the Company’s Bye-laws; provided that if such matter requires the disclosure of material non-public information to any Principal Shareholder, the Company shall provide each Principal Shareholder the opportunity to acknowledge and affirm its confidentiality obligations (or decline to make such affirmation and reject receipt of the material non-public information) within a reasonable period in advance of such meeting or action by written consent. In each case, each Principal Shareholder shall have at least 10 Business Days from the date they received the notice of meeting or equivalent documentation to cast their vote and such vote may be cast by proxy, email or in writing.

2.3 Change of Classification. Subject to applicable law, the approval of the holders of at least 75% of the Company Shares then held by all of the Shareholders and the approval of two Principal Shareholders will be required to change the classification of the Company as a corporation under the Code.

2.4 Issuance of New Equity Shares. The Company shall not issue any new Shares (other than in connection with the Company Equity Plan) unless (i) such Shares are issued for fair market value, determined in the good faith judgment of the Company Board after obtaining a valuation from a nationally recognized independent financial expert, and (ii) approved by a majority of the members of the Company Board (including the affirmative vote of two Principal Shareholder Directors).

2.5 Further Assurances.

2.5.1 Further Assurances. Each Shareholder and TDS hereby agrees to take, at any time and from time to time, all actions necessary or desirable (including, without limitation, attendance at meetings in person or by proxy for the purposes of achieving a quorum and voting such Shareholder’s Shares or execution of a written consent in lieu of attending a meeting) to accomplish the provisions of Section 2, and the Company agrees to take, at any time and from time to time, all actions necessary or desirable within its control (including, without limitation, calling special board and shareholder meetings) to enable the provisions of Section 2 to be accomplished.

2.5.2 Approved Transactions. With respect to any transaction (i) that requires and has received Requisite Shareholder Approval under Section 2.2 or (ii) which is not subject to clause (i) and is approved by the Company Board (including the affirmative vote of two Principal Shareholder Directors, when required), each Shareholder shall vote or cause to be voted all Company Shares beneficially owned by such Shareholder, from time to time, and shall take all other actions necessary to approve, effect or implement such approved transaction and will not pursue any dissenter’s or appraisal rights.

2.6 Actions in Contravention. Subject to applicable laws, none of the Company, its Subsidiaries or any Shareholder will take, cause to be taken or otherwise give effect to any action by any Shareholder or any other Person which is in contravention or is reasonably expected to result in any violation of this Section 2.

2.7 Approval Rights. Whenever this Agreement provides for the consent, vote or approval of two Principal Shareholders, the consent, vote or approval of one Principal Shareholder shall be sufficient if there exists less than two Principal Shareholders at such time; provided that the approval rights of the Principal Shareholders set out in this Section 2 will cease to apply from and after the date on which there are no Shareholders that constitute Principal Shareholders.

2.8 Period. This Section 2 shall expire upon the earlier of the consummation of (i) a Company Sale or (ii) an Initial Public Offering.

3.	TRANSFER RESTRICTIONS.

3.1 General Transfer Restrictions. Each Shareholder understands and agrees that the Shares held by such Shareholder on the date hereof have not been registered under the Securities Act or registered or qualified under any state or foreign securities laws. No Shareholder shall Transfer such Shareholder’s Shares (or solicit any offers in respect of any Transfer of such Shares), except in compliance with the Securities Act, any applicable state or foreign securities laws, the Company’s Bye-laws and any restrictions on Transfer contained in this Agreement or any other agreements or instruments pursuant to which such Shares were issued.

3.2 Prohibited Transfers. Until the expiration of the provisions in this Section 3, no Shareholder shall Transfer any of such Shareholder’s Shares:

(a) if such Transfer would cause the total number of Shareholders to exceed 1000, as determined under Section 12(g) of the Exchange Act, or would require registration of the Company or any class of securities of the Company under any U.S. or foreign securities laws; or

(b) in a manner that would violate any regulatory restrictions applicable to the Company, including requirements of the Bermuda Monetary Authority;

(c) in violation of the provisions of Section 3 or 4; or

(d) to a Strategic Investor, unless such Strategic Investor already owns Shares at the time of such Transfer.

3.3 [Reserved].

3.4 Certain Transferees to Become Parties. Any transferee receiving Shares in connection with a Transfer by a Shareholder shall become a Shareholder party to this Agreement and bound by the terms and conditions of this Agreement to the same extent, and in the same capacity, as the transferor; provided that no transferee that is not already a Principal Shareholder shall become a Principal Shareholder hereunder solely by virtue of such Transfer. Prior to the Transfer of any Shares by a Shareholder to any transferee (including pursuant to Section 4.1), and as a condition thereto, each Shareholder effecting such Transfer shall (x) if such transferee is not already a party hereto, cause such transferee to execute and deliver to the Company and each other Shareholder that holds, together with its Affiliates, more than 5% of the Outstanding Company Shares, an Addendum Agreement in the form attached hereto as Exhibit A, and (y) if reasonably requested by the Company, deliver an opinion of counsel in form and substance satisfactory to the Company to the effect that registration of such Transfer is not required under the Securities Act. TDS agrees and covenants that prior to the Transfer by TDS of any equity interest in Intermediate to any transferee, and as a condition thereto, TDS shall cause such transferee to execute and deliver to the Company, Intermediate and each other Shareholder an Addendum Agreement in the form attached hereto as Exhibit A and shall cause such transferee to agree to be bound by the same obligations of TDS under this Agreement and the Registration Rights Agreement.

3.5 Impermissible Transfer. Subject to applicable law, any attempted Transfer of Shares or equity interests not permitted under the terms of this Section 3 or not in compliance with any of the requirements of this Section 3 or Section 4 shall be null and void ab initio, and the Company shall not in any way give effect to any such impermissible Transfer.

3.6 Notice of Transfer. In addition to any other notice requirements included herein, if any Shareholder proposes to Transfer any Shares, the Shareholder shall furnish a written notice to the Company. Such notice shall set forth (a) the number of Shares to be Transferred and (b) the name and address of the prospective transferee. To the extent that any Shareholder shall Transfer any Shares in compliance with the terms of this Agreement, such Shareholder shall, within five (5) Business Days following consummation of such Transfer, deliver notice thereof to the Secretary of the Company, who shall promptly cause such Transfer to be reflected on Company’s register of members .

3.7 Period. Each of the foregoing provisions of this Section 3 shall expire upon the earlier of the consummation of (i) a Company Sale and (ii) an Initial Public Offering of the Company.

4.	TAG-ALONG, DRAG-ALONG AND PRE-EMPTIVE RIGHTS.

4.1 Tag Along. Subject to any required Requisite Shareholder Approval under Section 2.2, if any Prospective Selling Shareholder proposes to Sell, directly or indirectly, any Shares to any Prospective Buyer (other than a Transfer to an Affiliate so long as such transferee remains an Affiliate of such Prospective Selling Shareholder after such Sale and has complied with the terms of Section 3.4):

4.1.1 Notice. The Prospective Selling Shareholder shall, prior to any such proposed Transfer, deliver a written notice (the “Tag Along Notice”) to each other Shareholder (each such Shareholder, a “Tag Along Holder”). The Tag Along Notice shall include:

(a) the principal terms and conditions of the proposed Sale, including (i) the number and class of Shares to be purchased from the Prospective Selling Shareholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares (by class) to be purchased from the Prospective Selling Shareholder by the total number of Shares (by class) held by the Prospective Selling Shareholder (the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Shareholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) if known, the proposed Transfer date; and

(b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Shares held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares held by such Tag Along Holder), on the same terms and conditions (by class and subject to Section 4.4.3), with respect to each Share Sold, as the Prospective Selling Shareholder shall Sell each of its Shares. For purposes of calculating each Selling Shareholder’s Tag Along Sale Percentage, but not for purposes of determining whether there has been a Change in Control and subject to Section 4.4.3, (i) all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised and (ii) in the event the Prospective Selling Shareholder proposes to sell shares in an entity other than the Company, appropriate adjustments shall be made in the application of the provisions in this Section 4.1.

4.1.2 Exercise. Within ten (10) Business Days after the date of delivery of the Tag Along Notice (such date, the “Tag Along Deadline”), each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Shareholder and any other Participating Seller, collectively, the “Tag Along Sellers”) shall have the right, but not the obligation, to deliver a written notice (the “Tag Along Offer”) to the Prospective Selling Shareholder indicating the number of Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.1.1(b)). Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including compliance with the Tag Along Deadline, shall be deemed to have waived all of such Tag Along Holder’s rights to participate in such Sale, and the Prospective Selling Shareholder shall thereafter be free to Sell, within 120 days after the delivery of the Tag-Along Notice, to the Prospective Buyer, at a purchase price no greater than the purchase price set forth in the Tag Along Notice and on other terms and conditions which, collectively, are not more favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder(s) pursuant to this Section 4.1. If such Sale is not consummated within such 120-day period, the Prospective Selling Shareholder may not sell any Shares without first complying with the provisions of this Section 4.1.

4.1.3 Irrevocable Offer. The offer of each Participating Seller contained in such Participating Seller’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (by class and subject to Section 4.4.3), as the Prospective Selling Shareholder, up to such number of Shares as such Participating Seller shall have properly specified in such holder’s Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the purchase price shall be less than the purchase price set forth in the Tag Along Notice or the other terms and conditions shall be less favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, the Prospective Seller shall provide written notice thereof to each Participating Seller and each Participating Seller shall be permitted to withdraw the offer contained in such holder’s Tag Along Offer by written notice to the Prospective Selling Shareholder within five (5) Business Days after delivery of such written notice from the Prospective Selling Shareholder and upon such withdrawal shall be released from such Participating Seller’s obligations thereunder.

4.1.4 Reduction of Shares Sold. The Prospective Selling Shareholder shall include in the proposed Sale the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Shareholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer) subject to reduction as set forth in this Section 4.1.4. In the event the Prospective Selling Shareholder shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each Tag Along Seller a number of Shares equal to the lesser of (i) the number of Shares of the applicable class offered (or proposed, in the case of the Prospective Selling Shareholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (ii) a number of Shares equal to such Tag Along Seller’s Pro Rata Portion; and

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to the Prospective Selling Shareholder and each other Tag Along Seller which offered to sell a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion, pro rata to each Tag Along Seller based upon the amount of such excess, or in such manner as the Tag Along Sellers may otherwise agree; provided, that the collective pro rata share of the Participating Sellers’ participation in such Sale shall not exceed the Participating Sellers’ collective Pro Rata Portion.

4.1.5 Additional Compliance. If, prior to consummation, the terms of the proposed Sale shall change with the result that the purchase price to be paid in such proposed Sale shall be greater than the purchase price set forth in the Tag Along Notice or the other terms of such proposed Sale shall be more favorable, in any material respect, to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be delivered, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the Tag Along Deadline shall be five (5) Business Days. The Tag Along Sellers shall sell to the applicable Prospective Buyer the Shares proposed to be transferred by them in accordance with this Section 4.1, at the time and place provided for the closing in the Tag Along Notice, or at such other time and place as the Tag Along Sellers and the applicable Prospective Buyer shall agree. As a condition to the consummation of such Sale, the Prospective Buyer shall comply with Section 3.4.

4.2 Principal Shareholder Tag Along. Subject to any required Requisite Shareholder Approval under Section 2.2 and provided that Section 4.1 shall not be applicable to such Sale, if any Initial Principal Shareholder proposes to Sell, directly or indirectly, any Shares to any Prospective Buyer (other than a Transfer to an Affiliate so long as such transferee remains an Affiliate of such Initial Principal Shareholder after such Sale and has complied with the terms of Section 3.4):

4.2.1 Notice. Such Initial Principal Shareholder shall, prior to any such proposed Transfer, deliver a written notice (the “Principal Shareholder Tag Along Notice”) to each other Principal Shareholder (each such Principal Shareholder and any of such Principal Shareholder’s Affiliates, a “Principal Shareholder Tag Along Holder”). The Principal Shareholder Tag Along Notice shall include:

(a) the principal terms and conditions of the proposed Sale, including (i) the number and class of Shares to be purchased from the Initial Principal Shareholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares (by class) to be purchased from the Initial Principal Shareholder by the total number of Shares (by class) held by the Initial Principal Shareholder (the “Principal Shareholder Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Initial Principal Shareholder in respect of the determination of each applicable Principal Shareholder Tag Along Sale Percentage), (iii) the purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) if known, the proposed Transfer date; and

(b) an invitation to each Principal Shareholder Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Shares held by such Principal Shareholder Tag Along Holder (not in any event to exceed the Principal Shareholder Tag Along Sale Percentage of the total number of Shares held by such Principal Shareholder Tag Along Holder), on the same terms and conditions (by class and subject to Section 4.4.3), with respect to each Share Sold, as the Initial Principal Shareholder shall Sell each of its Shares. For purposes of calculating each Principal Shareholder Tag Along Sale Percentage, but not for purposes of determining whether there has been a Change in Control and subject to Section 4.4.3, (i) all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised and (ii) in the event the Initial Principal Shareholder proposes to sell shares in an entity other than the Company, appropriate adjustments shall be made in the application of the provisions in this Section 4.2.

4.2.2 Exercise. Within ten (10) Business Days after the date of delivery of the Principal Shareholder Tag Along Notice (such date, the “Principal Shareholder Tag

Along Deadline”), each Principal Shareholder Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a “Participating Principal Shareholder” and, together with such Initial Principal Shareholder, collectively, the “Principal Shareholder Tag Along Sellers”) shall have the right, but not the obligation, to deliver a written notice (the “Principal Shareholder Tag Along Offer”) to the Initial Principal Shareholder indicating the number of Shares which such Participating Principal Shareholder desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.2.1(b)). Each Principal Shareholder Tag Along Holder who does not make a Principal Shareholder Tag Along Offer in compliance with the above requirements, including compliance with the Principal Shareholder Tag Along Deadline, shall be deemed to have waived all of such Principal Shareholder Tag Along Holder’s rights to participate in such Sale, and the Initial Principal Shareholder shall thereafter be free to Sell, within 120 days after the delivery of the Principal Shareholder Tag-Along Notice, to the Prospective Buyer, at a purchase price no greater than the purchase price set forth in the Principal Shareholder Tag Along Notice and on other terms and conditions which, collectively, are not more favorable, in any material respect, to the Principal Shareholder Tag Along Sellers than those set forth in the Principal Shareholder Tag Along Notice, without any further obligation to such non-accepting Principal Shareholder Tag Along Holder(s) pursuant to this Section 4.2. If such Sale is not consummated within such 120-day period, the Initial Principal Shareholder may not sell any Shares without first complying with the provisions of this Section 4.2.

4.2.3 Irrevocable Offer. The offer of each Participating Principal Shareholder contained in such Principal Shareholder’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Principal Shareholder shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (by class and subject to Section 4.4.3), as the Initial Principal Shareholder, up to such number of Shares as such Participating Principal Shareholder shall have specified in such holder’s Principal Shareholder Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the purchase price shall be less than the purchase price set forth in the Principal Shareholder Tag Along Notice or the other terms and conditions shall be less favorable, in any material respect, to the Principal Shareholder Tag Along Sellers than those set forth in the Principal Shareholder Tag Along Notice, the Initial Principal Shareholder shall provide written notice thereof to each Participating Principal Shareholder and each Participating Principal Shareholder shall be permitted to withdraw the offer contained in such holder’s Principal Shareholder Tag Along Offer by written notice to the Initial Principal Shareholder within five (5) Business Days after delivery of such written notice from the Initial Principal Shareholder and upon such withdrawal shall be released from such Participating Principal Shareholder’s obligations thereunder.

4.2.4 Reduction of Shares Sold. The Initial Principal Shareholder shall include in the proposed Sale of the entire number of Shares which each of the Principal Shareholder Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Initial Principal Shareholder by the Principal Shareholder Tag Along Notice and in the case of each Participating Principal Shareholder by such Participating Principal Shareholder’s Principal Shareholder Tag Along Offer) subject to reduction as set forth in this Section 4.2.4. In the event the Initial Principal Shareholder shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Principal Shareholder Tag Along Sellers in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each Principal Shareholder Tag Along Seller a number of Shares equal to the lesser of (i) the number of Shares of the applicable class offered (or proposed, in the case of the Principal Shareholder) to be included by such Principal Shareholder Tag Along Seller in the proposed Sale pursuant to this Section 4.2, and (ii) a number of Shares equal to such Principal Shareholder Tag Along Seller’s Pro Rata Portion; and

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to the Initial Principal Shareholder and each other Principal Shareholder Tag Along Seller which offered to sell a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion, pro rata to each Principal Shareholder Tag Along Seller based upon the amount of such excess, or in such manner as the Principal Shareholder Tag Along Sellers may otherwise agree; provided, that the collective pro rata share of the Participating Principal Shareholder’ participation in such sale shall not exceed the Participating Principal Shareholder’ collective Pro Rata Portion.

4.2.5 Additional Compliance. If, prior to consummation, the terms of the proposed Sale shall change with the result that the purchase price to be paid in such proposed Sale shall be greater than the purchase price set forth in the Principal Shareholder Tag Along Notice or the other terms of such proposed Sale shall be more favorable, in any material respect, to the Principal Shareholder Tag Along Sellers than those set forth in the Principal Shareholder Tag Along Notice, the Principal Shareholder Tag Along Notice shall be null and void, and it shall be necessary for a separate Principal Shareholder Tag Along Notice to be delivered, and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2; provided, however, that in the case of such a separate Principal Shareholder Tag Along Notice, the Principal Shareholder Tag Along Deadline shall be five (5) Business Days. The Principal Shareholder Tag Along Sellers shall sell to the applicable Prospective Buyer the Shares proposed to be transferred by them in accordance with this Section 4.2, at the time and place provided for the closing in the Principal Shareholder Tag Along Notice, or at such other time and place as the Principal Shareholder Tag Along Sellers and the applicable Prospective Buyer shall agree. As a condition to the consummation of such Sale, the Prospective Buyer shall comply with Section 3.4.

4.3 Drag Along. Subject to any required Requisite Shareholder Approval under Section 2.2 with respect to any Change in Control, each Shareholder hereby agrees, if requested by a Prospective Selling Shareholder, to Sell the same percentage (the “Drag Along Sale Percentage”) of the Shares by class then held by the Prospective Selling Shareholder that is proposed to be sold by the Prospective Selling Shareholder to a Prospective Buyer in such Change in Control (in one transaction or a series of related transactions), in the manner and on the terms set forth in this Section 4.3. For purposes of calculating each Participating Seller’s Drag Along Percentage, but not for purposes of determining whether there has been a Change in Control and subject to Section 4.4.3, (i) all Options, Warrants and Convertible Securities will be treated as the same class of Shares for which they may be exercised and (ii) in the event the Prospective Selling Shareholder proposes to sell shares in an entity other than the Company, appropriate adjustments shall be made in the application of the provisions in this Section 4.3. All Shares to be Sold to the Prospective Buyer shall be included in determining whether or not a proposed transaction constitutes a Change in Control.

4.3.1 Exercise. If the Prospective Selling Shareholder wishes to exercise the drag-along rights contained in this Section 4.3, then the Prospective Selling Shareholder shall deliver a written notice (the “Drag Along Notice”) to each other Shareholder at least ten (10) Business Days prior to the consummation of the Change in Control transaction. The Drag Along Notice shall set forth the principal terms and conditions of the proposed Sale, including (a) the number and class of Shares to be acquired from the Prospective Selling Shareholder, (b) the Drag Along Sale Percentage for each class, (c) the consideration to be received in the proposed Sale for each class, (d) the name and address of the Prospective Buyer and (e) if known, the proposed Transfer date. If the Prospective Selling Shareholder consummates the proposed Sale to which reference is made in the Drag Along Notice, each other Shareholder (each, a “Participating Drag Along Seller”, and, together with the Prospective Selling Shareholder, collectively, the “Drag Along Sellers”) shall: (i) be bound and obligated to Sell the Drag Along Sale Percentage of such Drag Along Seller’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3.2 and Section 4.4.3) as the Prospective Selling Shareholder shall Sell each Share in the Sale (subject to Section 4.3.2 and Section 4.4.3); and (ii) except as provided in Section 4.3.2 and Section 4.4.3, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Shareholder for the corresponding class of Shares. Subject to Section 4.4.3, if any holders of Shares of any class are given an option as to the form and amount of consideration to be received, all holders of Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers to the extent reasonably practicable. If at the end of the 270th day after the date of delivery of the Drag Along Notice the Prospective Selling Shareholder has not completed the proposed Sale, the Drag Along Notice shall be null and void, each Participating Drag Along Seller shall be released from such holder’s obligation under the Drag Along Notice and it shall be necessary for a separate Drag Along Notice to be delivered and the terms and provisions of this Section 4.3 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.3.

4.3.2 Drag Along Seller Exclusion. For the avoidance of doubt and notwithstanding Section 4.3.1, the requirement that Drag Along Sellers Sell on the same terms and conditions as the Prospective Selling Shareholders shall not apply to any provisions providing any payment of customary and bona fide advisory fees paid to certain Shareholders or their Affiliates for actual services rendered pursuant to an agreement entered into by such Shareholder and the Company which received Requisite Shareholder Approval.

4.4 Additional Tag Along and Drag Along Provisions. The following provisions shall be applied to any proposed Sale to which Section 4.1, 4.2 or 4.3 applies:

4.4.1 Further Assurances. The Company and each Participating Seller, Participating Principal Shareholder and Participating Drag Along Seller, as applicable, shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate each Sale pursuant to Section 4.1, Section 4.2 or Section 4.3 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other reasonably necessary documents or instruments; furnishing information and copies of relevant documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the reasonable requests of the Prospective Selling Shareholder(s) or Initial Principal Shareholder, as applicable, and the Prospective Buyer; provided, however, that (x) Participating Sellers, Participating Principal Shareholders and Participating Drag Along Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence and (y) in no event shall any Participating Seller, Participating Principal Shareholder or Participating Drag Along Seller or any of their Affiliates have any non-competition, non-solicitation or similar obligations. Without limiting the generality of the foregoing, each Participating Seller, Participating Principal Shareholder and Participating Drag Along Seller, as applicable, agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Shareholder(s) or Initial Principal Shareholder(s) to which such Prospective Selling Shareholder(s) or Initial Principal Shareholder(s) will also be party, including agreements to (a)(i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares, the absence of any Adverse Claim with respect to such Shares and the non-contravention of other agreements and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (but with respect to its own Shares) as the Prospective Selling Shareholder(s) or Initial Principal Shareholder(s), and (b) in the case of a Sale pursuant to Sections 4.1, 4.2 or 4.3, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller’s, Participating Principal Shareholder’s or Participating Drag Along Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s, Participating Principal Shareholder’s or Participating Drag Along Seller’s portion of the aggregate proceeds to all Tag Along Sellers, Principal Shareholder Tag Along Sellers or Drag Along Sellers, as applicable, in connection with such Sale and (ii) the proceeds to such Participating Seller, Participating Principal Shareholder or Participating Drag Along Seller, as applicable, in connection with such Sale.

4.4.2 Sale Process. The Prospective Selling Shareholder or Initial Principal Shareholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale in Sections 4.1, 4.2 or 4.3 and the terms and conditions thereof. The Prospective Selling Shareholder or Initial Principal Shareholder or any Affiliate of such Persons shall not have any liability to any other Shareholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale.

4.4.3 Treatment of Options, Warrants and Convertible Securities;. If any Participating Seller, Participating Principal Shareholder or Participating Drag Along Seller shall Sell any Options, Warrants or Convertible Securities that are exercisable, convertible or exchangeable in any Sale pursuant to Section 4, such Participating Seller, Participating Principal Shareholder or Participating Drag Along Seller, as applicable, shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Shareholder(s) or Initial Principal Shareholder(s), as applicable, in such Sale for the number of Company Shares that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities, in each case, subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.4.4 Closing. The closing of a Sale to which Section 4.1, 4.2 or 4.3 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice, Principal Shareholder Tag Along Notice or Drag Along Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), and (ii) if no proposed Transfer date was required to be specified in the Tag Along Notice, Principal Shareholder Tag Along Notice or Drag Along Notice, as applicable, at such time as the Prospective Selling Shareholder(s) or Initial Principal Shareholder(s), as applicable, shall specify by notice to each Participating Seller, Participating Principal Shareholder or Participating Drag Along Seller, as applicable. At the closing of such Sale, each Participating Seller, Participating Principal Shareholder and Participating Drag Along Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, Participating Principal Shareholder or Participating Drag Along Seller, if any, with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances (other than any arising as a result of the terms of this Agreement), with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration, if applicable.

4.5 [Reserved].

4.6 Pre-Emptive Right.

4.6.1 Notice. Subject to Section 2.4, if at any time after the date hereof, the Company proposes to offer and Sell any New Securities (other than pursuant to the

Company Equity Plan, an Initial Public Offering or in connection with the Company’s acquisition of another business or a strategic investment, in each case that has been approved by the Company Board, and with respect to a strategic investment approved by a majority of the members of the Company Board (including the affirmative vote of two Principal Shareholder Directors), the Company shall give written notice (“New Issue Offer Notice”) to each Shareholder:

(a) setting forth in reasonable detail (i) the terms and provisions of the proposed Sale of the New Securities; (ii) the price and other terms of the proposed Sale of such New Securities; and (iii) the number of such New Securities to be offered; and

(b) offering to each such Shareholder the right to purchase up to that number of New Securities as shall equal (i) the number of New Securities proposed to be sold by the Company multiplied by (ii) a fraction, the numerator of which is (x) the number of Company Shares then owned by such Shareholder, and (y) the denominator of which is the total number of outstanding Company Shares.

4.6.2 Exercise. In order to exercise its purchase rights under this Section 4.6, such Shareholder must, within ten (10) Business Days after receipt of the New Issue Offer Notice, provide written notice to the Company stating the number of New Securities such Shareholder wishes to purchase. If all of the New Securities offered to the Shareholders are not fully subscribed by such Shareholders, the remaining New Securities will be reoffered to the Shareholders purchasing their full allotment upon the terms set forth in this Section 4.6, until all such New Securities are fully subscribed or until all such Shareholders have subscribed for all such New Securities which they desire to purchase. In order to exercise its purchase rights under this Section 4.6, Shareholders must, within five (5) Business Days after receipt of such reoffers, exercise their purchase rights in writing. To the extent that the Company offers two or more securities in units, such Shareholders must purchase such units as a whole and will not have the right to purchase only one of the securities making up such unit.

4.6.3 Expiration. Upon the expiration of the offering periods described above, the Company will be free to Sell such New Securities that the Shareholders have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such Shareholders. Any New Securities offered or sold by the Company after such ninety (90) day period must be reoffered to Shareholders pursuant to this Section 4.6.

4.6.4 Election. The election by a Shareholder not to exercise its preemptive rights under this Section 4.6 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed offer.

4.7 Period. Each of the foregoing provisions of this Section 4 shall expire upon the earlier of the consummation of (i) a Company Sale and (ii) an Initial Public Offering of the Company.

5.	COVENANTS.

5.1 Information Rights.

5.1.1 Information Rights. Subject to the Shareholder’s confidentiality obligations set forth in Section 5.2, Shareholders shall be entitled to receive from the Company all information regarding Travelport Limited filed with the SEC or otherwise publicly available; provided that each Shareholder that, together with its Affiliates, beneficially owns at least 5% of the Outstanding Company Shares shall be entitled to the additional information set forth in Section 5.1.2 below.

5.1.2 Additional Information Rights. Subject to the Shareholder’s confidentiality obligations set forth in Section 5.2 and except for information protected by attorney-client privilege, the Company shall furnish, or cause to be furnished, the following to each Shareholder that, together with its Affiliates, beneficially owns at least 5% of the Outstanding Company Shares:

(a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of Travelport Limited, an unaudited balance sheet of Travelport Limited and its consolidated Subsidiaries as of the end of such quarter and the related unaudited income statement and statement of cash flows for such quarter;

(b) As soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of Travelport Limited, (i) an audited balance sheet of Travelport Limited and its consolidated Subsidiaries as of the end of such fiscal year and the related income statement, statement of shareholders equity and statement of cash flows for such fiscal year; and

(c) Promptly after the occurrence of any material event which if the Company or any of its Subsidiaries was a reporting issuer under the Exchange Act, it would be required to file with the SEC a report on Form 8-K with respect thereto, notice of such event together with a summary describing the nature of such event. The Company and its Subsidiaries shall satisfy their respective obligations under this Section 5.1.2(c) if a Form 8-K containing such information is furnished by Travelport Limited to the SEC,;

provided, in each case, furnishing such information to the applicable Shareholder does not waive any attorney-client privilege held by the Company with respect to such information. Any information received by a Shareholder, as such, shall be governed by the provisions of this Agreement.

With respect to Section 5.1.1 and this Section 5.1.2, the information relating to the Company will be deemed to be delivered to the Shareholders if such information is filed with the SEC or, at the Company’s option, posted on a secure website or delivered via email or regular mail to the Shareholders.

5.1.3 Inspection Rights. Subject to the Shareholder’s confidentiality obligations set forth in Section 5.2, each Shareholder that, together with its Affiliates, beneficially owns at least 5% of the Outstanding Company Shares shall have the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect the books and records of the Company and its Subsidiaries at their respective registered offices at such times as such Shareholder shall reasonably request, but no more frequently than quarterly.

5.1.4 Tax-Related Information. Subject to Section 5.2, the Company shall use reasonable efforts to comply with any reasonable requests by a Principal Shareholder for any tax-related information (including any applicable state withholdings) in respect of the Principal Shareholder’s interest in the Company.

5.1.5 Portfolio Company Information. In order to facilitate (i) each Principal Shareholder’s compliance with legal and regulatory requirements applicable to the beneficial ownership by such Principal Shareholder and its Affiliates of Company Shares, and (ii) each Principal Shareholder’s oversight of its investment in the Company, the Company agrees, subject to Section 5.2, to promptly provide a Principal Shareholder with such information concerning the Company, including its finances and operations, as such Principal Shareholder may from time to time reasonably request. The Company recognizes that a Principal Shareholder does not assume responsibility for the accuracy or completeness of such information.

5.1.3 Confidentiality. No Shareholder shall be entitled to obtain any information relating to the Company or its Affiliates or Subsidiaries except as expressly provided in this Agreement or in another written agreement between the Company and such Shareholder or to the extent required by applicable law; to the extent such Shareholder is so entitled to such information, such Shareholder shall be subject to the provisions of this Section 5.2. Each Shareholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than in connection with monitoring its equity investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, including, but not limited to, information in connection with any action requiring Requisite Shareholder Approval, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.2 by such Shareholder or its Affiliates), (ii) is or has been independently developed or conceived by such Shareholder without use of the Company’s or any Subsidiary’s confidential information or (iii) is or has been made known or disclosed to such Shareholder by a third party (other than an Affiliate or agent of the Company) without a breach of any obligation of confidentiality such third party may have to the Company or any Subsidiary that is known to such Shareholder; provided, however, that a Shareholder may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its equity investment in the Company or for evaluating and preparing disclosure pursuant to clause (c) below, (b) to any Prospective Buyer as long as such Prospective Buyer agrees to be bound by the provisions of this Section 5.2, (c) to the extent necessary for a Shareholder to enforce its rights under this Agreement, the other agreements entered into in connection herewith and under the Company’s Bye-laws or (d) as may otherwise be required by law (including reporting under securities laws and governmental filings) or legal proceeding; provided that such Shareholder takes reasonable steps to minimize the extent of any such required disclosure, including using commercially reasonable efforts to obtain a protective order in any legal proceeding, and provided further that such Shareholder discloses only that portion of any such confidential information as is, based on the advice of its counsel, legally required and provides the Company with notice of the disclosure that was or is to be made. The acts and omissions of any Person to whom any Shareholder may disclose confidential information pursuant to clause (a) of the preceding sentence shall be attributable to such Shareholder for purposes of determining such Shareholder’s compliance with this Section 5.2. Nothing in this Section 5.2 shall authorize the use of any confidential information in contravention of applicable securities laws.

5.3 Suspension of Information Rights. Any Shareholder entitled to receive any information from the Company or any of its Subsidiaries pursuant to this Section 5 may, by written notice to the Company or any of its Subsidiaries, suspend its right to receive any or all of such information for any period of time, as indicated in such notice, and the Company and its Subsidiaries shall comply with such Shareholder’s request.

5.4 [Reserved]

5.5 [Reserved]

5.6 [Reserved]

5.7 Additional Covenants of the Parties.

(a) On the date hereon, the Company shall enter into a Registration Rights Agreement with each Shareholder in the form attached as Exhibit B hereto.

(b) [Reserved]

(c) [Reserved]

(d) Each party agrees on behalf of itself and its Affiliates Controlling such party, in their capacity as such, not to, directly or indirectly, take any action that is in violation of any provisions of this Agreement or intended to frustrate the intent and purpose of this Agreement.

5.8 [Reserved]

5.9 Period. Each of the foregoing provisions of this Section 5, other than Section 5.2, shall expire upon the earlier of the consummation of (i) a Company Sale and (ii) an Initial Public Offering of the Company; in each case provided that the Company has complied with Section 5.7(a).

5.10 Tax Covenants. Except as may be required by applicable law, the parties hereto shall (i) treat the Restructuring as a reorganization described in Section 368(a)(1)(E) of the Code and (ii) not take any position on any U.S. federal, state or local income or franchise tax return or take any other reporting position that is inconsistent with the treatment of the Restructuring as a reorganization described in Section 368(a)(1)(E) of the Code.

5.11 Audited Financial Statement Waiver. Each Shareholder (including each transferee that becomes a party to this Agreement upon the execution of an Addendum Agreement in the form attached hereto as Exhibit A), in respect of such Company Shares that such Shareholder holds as of the date hereof and all additional Company Shares and other securities of the Company which such Shareholder shall hold in the Company after the date hereof, waives pursuant to Section 88 of The Companies Act 1981, as amended, of Bermuda the requirement that (i) the Company lay before general meetings of the Company’s shareholders financial statements prepared in accordance with generally accepted accounting principles and an auditor’s report thereon in respect of the financial years ending 2010 through and including 2021 and (ii) an auditor be appointed to the close of the next annual general meeting.

5.12 Direct and Indirect Actions. Each Principal Shareholder and TDS shall be prohibited from taking indirectly such actions that such Principal Shareholder and TDS, as applicable, are prohibited from taking directly.

6.	REMEDIES.

6.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

7.	LEGENDS.

7.1 Restrictive Legend. Each certificate (or, if no certificate, by appropriate notation in the Company’s register of members) representing Company Shares shall have the following legend endorsed conspicuously thereupon (or in such notation):

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS PURSUANT TO THE COMPANY’S BYE-LAWS AND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT DATED AS OF [            ], 2013 AMONG

THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SHAREHOLDERS. A COPY OF THE BYE-LAWS AND SUCH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

7.2 Securities Act Legend. Each certificate (or, if no certificate, by appropriate notation in the Company’s register of members) representing Company Shares shall have the following legend endorsed conspicuously thereupon (or in such notation):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN COUNTRY AND WERE ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE UNDER THE COMPANY’S BYE-LAWS AND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (I) AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER, (II) AS PERMITTED UNDER OTHER APPLICABLE LAWS AND (III) IN COMPLIANCE WITH SUCH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT AND BYE-LAWS. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, THE SELLER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE SECURITIES ACT.”

7.3 Stop Transfer Instruction. The Company will instruct the Secretary of the Company not to register the Transfer of any Company Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

7.4 Termination of the Securities Act Legend. The requirement imposed by Section 7.2 shall cease and terminate as to any particular Company Shares when such Company Shares have been publicly sold pursuant to an effective registration statement under the Securities Act and in accordance with applicable non-U.S. securities laws.

8.	AMENDMENT, TERMINATION, ETC.

8.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

8.2 Written Modifications. Except as otherwise expressly set forth herein, this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, each Principal Shareholder, and the Shareholders holding not less than a majority of the Outstanding Company Shares; provided, however, that the admission of new parties pursuant to the terms hereof shall not constitute an amendment of or notification of this Agreement for purposes of this Section 8.2.

Notwithstanding the foregoing, if any amendment, modification, extension, termination or waiver (an “Amendment”) would adversely change or affect the rights of a particular Shareholder in a manner disproportionate to the rights of the Shareholders approving such Amendment, then the consent of such particular Shareholder shall also be required.

Each such Amendment shall be binding upon each party hereto and each Shareholder subject hereto. In addition, each party hereto and each Shareholder subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party or Shareholder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 8.2, any Amendment to definitions to the extent used in such Section shall also require the specified consent.

8.3 Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

9.	REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

Each Shareholder represents and warrants:

9.1 Qualified Institutional Buyer. Such Shareholder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

9.2 Transfer Restrictions. Such Shareholder understands that the Company Shares have been or are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Company Shares have not been registered under the Securities Act and that (i) such securities may be offered, resold, pledged or otherwise Transferred only (A) pursuant to an exemption from registration under the Securities Act, (B) to the Company or any of its Subsidiaries or (C) pursuant to an effective registration statement and, in each case, in compliance with the limitations herein and in the Company’s Bye-Laws (as may be amended from time to time) and any applicable securities laws of any State of the United States or any other applicable jurisdiction and (ii) such Shareholder will, and each subsequent such Shareholder is required to, notify any later purchaser from it of the resale restrictions described in (i) above and any later purchaser shall be subject to such resale restrictions and the approval of the Bermuda Monetary Authority, if applicable.

9.3 Information. Such Shareholder confirms that (i) it has requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of acquiring Company Shares and the Shareholder and any accounts for which it is acting are each able to bear the economic risks of its or their investment, including a complete loss of the investment, (ii) it is not acquiring Company Shares with a view to any distribution of Company Shares; provided that the disposition of its property and the property of any accounts for which the Shareholder is acting as fiduciary shall remain at all times within its control and (iii) it acknowledges that it has had access to financial and other information, and has been afforded the opportunity to ask questions of representatives of the Company and receive answers to those questions, as it deemed necessary in connection with its investment in the Company.

9.4 Legends. Each Shareholder understands that the Company Shares will bear the legends set out in Sections 7.1 and 7.2 of this Agreement.

9.5 No Other Representations. Each Shareholder acknowledges that none of TDS, Intermediate or the Company nor any person representing any of the foregoing has made any representations to it with respect to the Company Shares, the Company, the Restructuring or the Company’s financial condition or results of operations or cash flows, apart from those representations set out in Section 10.1 of this Agreement.

9.6 Transferees. Each Shareholder agrees that it will deliver to each person to whom it proposes to Transfer Company Shares notice of the restrictions on Transfer of the Company Shares and any such transferee shall be deemed to have acknowledged any such restrictions upon such Transfer and such acknowledgement is a condition of such Transfer.

9.7 Reliance. Each Shareholder acknowledges that TDS, Intermediate, the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Company. If a Shareholder is acquiring any Company Shares as a fiduciary or agent for one or more investor accounts, such Shareholder represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

9.8 No Representation. Each Shareholder understands that no representation is made as to the availability of any exemption from Securities Act registration for the resale of the Company Shares.

9.9 Authorization; No Conflicts. The execution and delivery by such Shareholder of the Transaction Documents to which it is a party and performance of its obligations under the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (i) has been duly authorized by all necessary action on the part of such Shareholder, (ii) do not, and will not, contravene the terms of the governing documents of such Shareholder (if applicable), and (iii) do not conflict with or result in any breach of or contravention of any law, rule or regulation applicable to such Shareholder, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on such Shareholder’s ability to perform its obligations hereunder.

9.11 Approval, Consent or Authorization. No approval, consent, authorization, or other action by, or notice to, or filing with, any governmental authority, is necessary or required in connection with the execution, delivery or performance by such Shareholder or enforcement against such Shareholder of the Transaction Documents to which it is a party, other than those that have been obtained or made on or prior to the Closing, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on such Shareholder’s ability to perform its obligations hereunder.

9.12 Valid, Binding and Enforceable. The applicable Transaction Documents have been duly executed and delivered by such Shareholder and constitute legal, valid and binding obligations of such Shareholder, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the bankruptcy court.

10.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY; REPRESENTATIONS AND WARRANTIES OF TDS

10.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Shareholder that, other than as publically disclosed:

(a) Each of the Company and its Subsidiaries is, and after giving effect to the Restructuring, will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and each has and after giving effect to the Restructuring will have full corporate or other power and authority and all material governmental licenses, authorizations, consents and approvals necessary to own, lease and operate its property and to conduct the business in which it is engaged.

(b) Each of the Company and its Subsidiaries is, and after giving effect to the Restructuring will be, (i) in compliance with its organizational or governing documents and (ii) in compliance in all material respects with all requirements of applicable law.

(c) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Company Shares issued on the date hereof (i) are within the Company’s power and authority and have been duly authorized by all necessary action, (ii) do not, and will not after giving effect to the Restructuring, contravene the terms of the Company’s Articles and the Company’s Bye-laws or other organizational or governing documents or any amendment thereof of the Company or any of its Subsidiaries, and (iii) do not, and will not after giving effect to the Restructuring, violate, conflict with or result in any breach of, contravention of or the creation of any Lien under, any material contractual obligation of the Company or any of its Subsidiaries or any law, order or decree applicable to the Company or any of its Subsidiaries.

(d) No approval, consent, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company or any of its Subsidiaries of the Transaction Documents, other than those that have been obtained or made on or prior to the Closing.

(e) The Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) The Company has delivered to each Shareholder complete and accurate copies of the Company’s Articles and the Company’s Bye-laws and such documents remain in full effect as of the Closing after giving effect to the Restructuring.

(g) There is no litigation, arbitration, claim or proceeding pending before any governmental authority or threatened against the Company.

(h) Other than (i) the direct and indirect ownership of all of the outstanding equity interest of Travelport Holdings Limited and Travelport Limited and their respective Subsidiaries, and (ii) the obligations pursuant to the Transaction Documents, neither the Company nor any of its Subsidiaries (other than Travelport LLC and its Subsidiaries) have any assets, liabilities, obligations or operations.

(i) The Company has delivered to each Shareholder a complete and accurate capitalization table setting forth, as of the Closing and after giving effect to the Restructuring and the transactions contemplated hereby, the total authorized equity capital of the Company, each class and the number of issued and outstanding equity capital of the Company and the respective holders thereof and each class and the number of equity capital reserved for issuance under any equity incentive or similar plan or any other agreement or arrangement. All Company Shares that have or shall have been issued after giving effect to the Restructuring and the transaction contemplated hereby shall have been duly authorized, fully paid, non-assessable and free and clear from any taxes, liens, charges or encumbrances except for the obligations and restrictions under this Agreement. Except for the additional Management Shares, as of the Closing and after giving effect to the Restructuring and the transactions contemplated by this Agreement, there are no outstanding options, warrants or other rights to purchase Company Shares or any other equity securities of the Company nor is the Company obligated in any manner to issue any such Company Shares or other equity securities.

10.2 Representations and Warranties of TDS. TDS hereby represents and warrants as follows:

(a) TDS is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) The execution and delivery by TDS of the Transaction Documents to which it is a party and performance of its obligations under Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (i) have been duly authorized by all necessary action by TDS, (ii) do not, and will not contravene the terms of the governing documents of TDS, and (iii) do not conflict with or result in any breach or contravention of any law, rule or regulation applicable to TDS, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on TDS’s ability to perform its obligations hereunder.

(c) No approval, consent, authorization, or other action by, or notice to, or filing with, any governmental authority, is necessary or required in connection with the execution, delivery or performance by TDS or enforcement against TDS of the Transaction Documents to which it is a party, other than those that have been obtained or made on or prior to the Closing, except to the extent such contravention, conflict or breach could not reasonably be expected to have a material adverse effect on TDS’s ability to perform its obligations hereunder.

(d) The applicable Transaction Documents have been duly executed and delivered by TDS and constitute legal, valid and binding obligations of TDS, enforceable against TDS in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the bankruptcy court.

11.	DEFINITIONS.

For purposes of this Agreement:

11.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 11:

(a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

11.2 Definitions. The following terms shall have the following meanings:

“Addendum Agreement” shall mean an agreement in a form substantially similar to Exhibit A attached hereto.

“Additional Director” shall have the meaning set forth in Section 2.1.2(d).

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affiliate” means, when used with respect to a specified Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and shall, for purposes of Section 2.2.1(b), be deemed to include each Person or “group” (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) that, directly or indirectly, through one or more intermediaries, beneficially owns (within the meaning of Section 13(d)(3) or Section l4(d)(2) of the Exchange Act, Rule 16a-l(2) under the Exchange Act or any successor provision of any of these provisions) or Controls 5% or more of the voting stock of the Person specified.

“AG” shall mean Angelo, Gordon & Co.

“AG Director” shall mean the director of the Company, Travelport Holdings Limited and Travelport Limited designated by AG in accordance with Section 2.1.2(c) of this Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 8.2.

“beneficial ownership” shall mean beneficial ownership as determined under Rule 13d-3 under the Exchange Act; and the terms “beneficially own” and “beneficial owner” have meanings correlative to the foregoing.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“CEO Director” shall have the meaning set forth in Section 2.1.2(b).

“Change in Control” shall mean any transaction or series of related transactions (whether by merger, amalgamation, consolidation or sale or transfer of the equity interests or assets (including stock of its Subsidiaries), or otherwise) as a result of which (i) a Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acquires beneficial ownership of 50% or more of the total voting power of the Company Shares or (ii) all or substantially all of the assets of the Company and its Subsidiaries taken as a whole are sold by lease, license, sale or otherwise to a Person other than the Company or one or more of its Subsidiaries.

“Closing” shall have the meaning set forth in Section 1.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company’s Articles” shall mean the Company’s Memorandum of Association attached hereto as Exhibit C, as may be subsequently amended in accordance with the provisions of this Agreement.

“Company’s Bye-laws” shall mean the Bye-laws of the Company attached hereto as Exhibit D, as may be subsequently amended in accordance with the provisions of this Agreement.

“Company Board” shall have the meaning set forth in Section 2.1.1.

“Company Equity Plan” shall have the meaning set forth in the Recitals.

“Company Sale” shall mean any transaction whereby an Independent Third Party acquires directly or indirectly either (i) a majority of the equity of the Company or (ii) all or substantially all of the assets of the Company, by merger, amalgamation, consolidation, sale or transfer.

“Company Shares” shall have the meaning set forth in the Recitals.

“Control,” including the correlative terms “Controlling”, “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock or other securities or rights (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for Company Shares.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement, as amended, among Travelport LLC, as Borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, UBS AG, Stamford Branch, as administrative agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, and the other agents and other lenders party thereto.

“Drag Along Notice” shall have the meaning set forth in Section 4.3.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.3.

“Drag Along Sellers” shall have the meaning set forth in Section 4.3.1.

“Electing Shareholder” shall mean TCV and/or OEP.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Holdings Board” shall have the meaning set forth in Section 2.1.1.

“Independent Third Party” means (i) any Person that is not a Principal Shareholder (or any Affiliate, or any officer, director, or employee of such Shareholder or its Affiliates) and (ii) any group (within the meaning of Section 13(d)(3) of the Exchange Act) that does not include a Principal Shareholder (or any Affiliate, or any officer, director, or employee of such Shareholder or its Affiliates).

“Initial Advisors” shall mean Blackstone Management Partners L.L.C. (formerly known as Blackstone Management Partners V L.L.C.) and TCV.

“Initial Principal Shareholder” shall mean (i) any Principal Shareholder together with its Affiliates and (ii) if an Opt-In Event has occurred, the applicable Electing Shareholder together with its Affiliates, in each case that proposes to Transfer Shares to a Prospective Buyer.

“Initial Public Offering” shall mean the initial firm commitment underwritten Public Offering registered under the Securities Act or equivalent foreign securities laws (other than a registration statement on Form F-4, Form S-4 or Form S-8 (or any similar or successor form or equivalent foreign form)).

“Investment and Cooperation Agreement” shall mean the Investment and Cooperation Agreement, dated as of December 7, 2006, among TDS, the Company and OEP.

“Intermediate” shall mean Travelport Intermediate Limited, a Bermuda exempted company.

“Intermediate Director” shall mean the director of the Company, Travelport Holdings Limited and Travelport Limited designated by Intermediate in accordance with Section 2.1.2(c) of this Agreement.

“Limited Board” shall have the meaning set forth in Section 2.1.1.

“Management Agreement” shall mean the Transaction Monitoring and Fee Agreement (as amended or modified from time to time), dated as of August 23, 2006, among Travelport LLC and the Initial Advisors.

“Management Shares” shall have the meaning set forth in the Recitals.

“Management Shareholders” shall have the meaning set forth in the Recitals.

“New Issue Offer Notice” shall have the meaning set forth in Section 4.6.1.

“New Securities” shall mean any equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“OEP” shall mean OEP TP, Ltd.

“Opt-In Event” shall mean the election of an Electing Shareholder to be treated as an Initial Principal Shareholder for purposes of Section 4.2 hereof, which election shall be evidenced by the delivery of an irrevocable notice from such Electing Shareholder to the Company and each Principal Shareholder to the effect that such Electing Shareholder desires to be treated as an Initial Principal Shareholder for purposes of Section 4.2 hereof and agrees to be bound by Section 4.2 hereof.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Company Shares, other than any such option held by the Company or any right to purchase Company Shares pursuant to this Agreement.

“Outstanding Company Shares” shall mean as of the time of determination, the issued and outstanding Company Shares as of such time, including any Company Shares into which any outstanding Options, Warrants or Convertible Securities may be exercised, converted or exchanged (treating such Options, Warrants or Convertible Securities as a number of outstanding Company Shares for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged for all purposes of this Agreement except as otherwise specifically set forth herein).

“Participating Drag Along Seller” shall have the meaning set forth in Section 4.3.1.

“Participating Seller” shall have the meaning set forth in Sections 4.1.2.

“Participating Principal Shareholder” shall have the meaning set forth in Sections 4.2.2.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Shareholder” means, each of: (i) Intermediate, (ii) AG and (iii) Q; provided that any such Shareholder shall cease to be a Principal Shareholder upon the earlier to occur of (i)

such Shareholder and its Affiliates, collectively, cease to beneficially own 5% of more of the Outstanding Company Shares or (ii) if such Shareholder or any of its Affiliates (including, in the case of Intermediate, an Electing Shareholder) has sold, transferred or disposed of any Outstanding Company Shares (other than to an Affiliate of such Shareholder), such Shareholder and its Affiliates, collectively, cease to beneficially own 10% or more of the Outstanding Company Shares; provided, further, that, until an Opt-In Event has occurred with respect to an Electing Shareholder, (x) for the purposes of calculating Intermediate’s beneficial ownership in this definition, Outstanding Company Shares owned by such Electing Shareholder shall be excluded and (y) Sales of Outstanding Company Shares by such Electing Shareholder shall be disregarded (and, for the sake of clarity, upon such time as an Opt-In Event has occurred with respect to an Electing Shareholder, (x) for the purposes of calculating Intermediate’s beneficial ownership in this definition, Outstanding Company Shares owned by such Electing Shareholder shall be included and (y) Sales of Outstanding Company Shares by such Electing Shareholder shall be included); and provided, further, except as set forth in the immediately preceding proviso, for purposes of calculating a Shareholder’s or its Affiliate’s ownership in this definition, only Outstanding Company Shares that are both beneficially owned and owned of record by such Shareholder and its Affiliates, collectively, shall be included.

“Principal Shareholder Director” shall have the meaning set forth in Section 2.1.2(c).

“Principal Shareholder Tag Along Deadline” shall have the meaning set forth in Section 4.2.2.

“Principal Shareholder Tag Along Holder” shall have the meaning set forth in Section 4.2.1.

“Principal Shareholder Tag Along Notice” shall have the meaning set forth in Section 4.2.1.

“Principal Shareholder Tag Along Offer” shall have the meaning set forth in Section 4.2.2.

“Principal Shareholder Tag Along Sale Percentage” shall have the meaning set forth in Section 4.2.1(a).

“Principal Shareholder Tag Along Sellers” shall have the meaning set forth in Section 4.2.2.

“Pro Rata Portion” shall mean, subject to adjustments in Section 4.4.3, with respect to each Tag Along Seller and by class, a number of Shares equal to the aggregate number of Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Shares held by such Tag Along Seller and the denominator of which is the aggregate number of Shares held by all Tag Along Sellers.

“Prospective Buyer” shall mean any Person proposing to purchase or otherwise acquire Shares from a Prospective Selling Shareholder or, in the case of Section 4.2, from an Initial Principal Shareholder.

“Prospective Selling Shareholder” shall mean:

(a) for purposes of Section 4.1, any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act), together with such Person(s) Affiliates, beneficially owning a majority of the Outstanding Company Shares; and

(b) for purposes of Section 4.3, any Person or group of Persons (within the meaning of Section 13(d)(3) of the Exchange Act), together with such Person(s) Affiliates, beneficially owning a majority of the Outstanding Company Shares.

“Public Offering” shall mean a public offering and sale of Company Shares by the Company (or any successor) pursuant to an effective registration statement under the Securities Act and/or in compliance with equivalent applicable foreign securities laws.

“Q” shall mean Q5-R5 Trading, Ltd. and R2 Top Hat, Ltd.

“Q Director” shall mean the director of the Company, Travelport Holdings Limited and Travelport Limited designated by Q in accordance with Section 2.1.2(c) of this Agreement.

“Registration Rights Agreement” shall mean the Registration Rights Agreement entered into on the date hereof among the Company and the Shareholders as contemplated by Section 5.7(a), in the form attached hereto as Exhibit B.

“Requisite Shareholder Approval” shall mean the approval of each Principal Shareholder, or if all Principal Shareholders cannot agree, then the holders of the majority of the Company Shares, including at least two Principal Shareholders.

“Restructuring” shall mean the consummation of the restructuring transactions described in the Restructuring Support Agreement.

“Restructuring Support Agreement” shall mean the restructuring support agreement, dated [—], 2013, among the Company, Travelport Holdings Limited and each Consenting Lender (as defined therein) party thereto, as amended.

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as in effect from time to time.

“Shareholders” shall have the meaning set forth in the Preamble.

“Shares” shall mean the Company Shares and any other classes of ordinary or preferred shares of the Company; provided, that for the purposes of Sections 4.1, 4.2 and 4.3, a Transfer or Sale of any Shares “indirectly” shall include a Transfer or Sale by any Prospective Selling Shareholder or Initial Principal Shareholder of any equity interests in any Person that holds, directly or indirectly, Shares where such Transfer or Sale results in a change in such Prospective Selling Shareholder’s or Initial Principal Shareholder’s beneficial ownership of the Shares.

“Strategic Investor” shall mean, with respect to any proposed Transfer, (a) any Person that is reasonably determined, in good faith, by the Company Board to be a direct competitor of the Company or any of its Subsidiaries or a potential strategic investor in the Company or any of its Subsidiaries, (b) a vendor, supplier or customer, of the primary business products and services of the Company or its Subsidiaries, including, but not limited to, vendors, suppliers and customers in the hotel, car rental, airline and data center industries and (c) any Affiliate of any such Person specified in clause (a) or (b).

“Subsidiary” means, with respect to any Person, any company, corporation, partnership, limited liability company, association, joint venture or other business entity of which (i) if a company or corporation, at least 50% of the total voting power of shares entitled (irrespective of whether, at the time, shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association, joint venture or other business entity, at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated herein, the term “Subsidiary,” shall refer to a Subsidiary of the Company.

“Tag Along Deadline” shall have the meaning set forth in Section 4.1.2.

“Tag Along Holder” shall have the meaning set forth in Section 4.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 4.1.2.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1(a).

“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.

“TCV” shall mean TCV VI Management L.L.C.

“TDS” shall have the meaning set forth in the Preamble.

“Transaction Documents” shall mean this Agreement and the Registration Rights Agreement.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Travelport Holdings” shall have the meaning set forth in the Preamble.

“Travelport Limited” shall have the meaning set forth in the Preamble.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Company Shares.

12.	MISCELLANEOUS.

12.1 Survival of Representations; Effect. Each party hereto acknowledges and agrees that such party’s representations and warranties contained in this Agreement shall survive the Closing. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture, group or other association.

12.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of receipt of confirmation of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 12.2 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of receipt of confirmation of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (local time for the recipient) on any Business Day and earlier than 11:59 p.m. (local time for the recipient) on the day preceding the next Business Day, (iii) one (1) Business Day after being sent, if sent by nationally recognized overnight courier service (charges prepaid), (iv) the date of receipt of a non-automated reply email confirming receipt, if sent via email, or (v) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or such other address as any such party shall designate by written notice to the other parties):

If to the Company:

Travelport Worldwide Limited

22 Elm Place

Rye, New York 10580

Telephone: (973) 939-1620

Facsimile: (914) 967-0128

Attention: Eric Bock

E-mail: Eric.Bock@travelport.com

and with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention: Gregory A. Fernicola and Andrea L. Nicolas

E-mail: Gregory.Fernicola@skadden.com and

        Andrea.Nicolas@skadden.com

If to Travelport Holdings Limited:

Travelport Holdings Limited

22 Elm Place

Rye, New York 10580

Telephone: (973) 939-1620

Facsimile: (973) 939-1620

Attention: Eric Bock

E-mail: Eric.Bock@travelport.com

If to Travelport Limited:

Travelport Limited

22 Elm Place

Rye, New York 10580

Telephone: (973) 939-1620

Facsimile: (973) 939-1620

Attention: Eric Bock

E-mail: Eric.Bock@travelport.com

If to Intermediate or TDS:

Intermediate or TDS

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: Martin Brand

Telephone: (212) 583-5120

Facsimile: (212) 583-5483

Email: Brand@blackstone.com

With a copy (which copy shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave.

New York, NY 10017

Attention: Wilson S. Neely

Telephone: (212) 455-7063

Facsimile: (212) 455-2502

Email: wneely@stblaw.com

If to Angelo, Gordon & Co. (as Principal Shareholder):

Angelo, Gordon & Co.

245 Park Avenue, 26th Floor

New York, New York 10167

Attention: Gavin Baiera

Telephone: (212) 692-0217

Facsimile: (212) 867-6395

Email: gbaiera@angelogordon.com

With a copy (which copy shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Marilyn Sobel

Telephone: (212) 373-3027

Facsimile: (212) 492-0027

Email: msobel@paulweiss.com

If to Q Global Capital Management, L.P. (as Principal Shareholder):

Q Global Capital Management, L.P.

301 Commerce Street, Suite 3200

Fort Worth, Texas, 76102

Attention: Scott McCarty

Telephone: (817) 332-9500

Facsimile: (817) 332-7463

Email: smccarty@qinvestments.com

If to the other Shareholders, at such names and addresses on Schedule I.

12.3 Binding Effect, Etc. Except for the Company’s Articles, the Company’s Bye-laws, and upon execution and delivery by the parties named therein, the Registration Rights Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior written agreements or contemporaneous oral agreements or discussions, in each case, with respect to such subject matter, including the term sheet attached as Exhibit A to the Restructuring Support Agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors. In the event of any conflict, inconsistency or discrepancy between this Agreement and the Company’s Articles or the Company’s Bye-laws, the terms of this Agreement shall prevail.

12.4 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

12.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.7 No Third Party Beneficiaries. Nothing in this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

13.	GOVERNING LAW.

13.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts or to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.2 hereof is reasonably calculated to give actual notice.

13.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders’ Agreement on the day and year first written above.

Travelport Worldwide Limited

By:
Name:
Title:

Travelport Holdings Limited

By:
Name:
Title:

Travelport Limited

By:
Name:
Title:

TDS

TDS Investor (Cayman) L.P.

By:
Name:
Title:

SHAREHOLDERS

By:
Name:
Title:

Schedule I

TRAVELPORT WORLDWIDE LIMITED

Share Ownership Information

Exhibit A

FORM OF ADDENDUM AGREEMENT

This Addendum Agreement is made this             day of             , 201    , by and between             (the “Transferee”),             (the “Transferor”) and Travelport Worldwide Limited, a Bermuda exempted company (the “Company”), pursuant to the terms of that certain Amended and Restated Shareholders’ Agreement dated as of [—], 2013, including all exhibits and schedules thereto, as such agreement may have been amended from time to time (the “Agreement”), by and among the Company, the shareholder signatories thereto and the other parties thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company, the Shareholders and the other parties thereto entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to, among others, the Company, the Shareholders and the Shares;

WHEREAS, the Transferee is acquiring Shares pursuant to a Transfer, in accordance with the Agreement; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all Persons to whom Shares are Transferred by Shareholders must enter into an Addendum Agreement binding the Transferee to the Agreement to the same extent as if such Transferee were an original party thereto and imposing the same restrictions and obligations on the Transferee and the Shares to be acquired by the Transferee as are imposed upon Shareholders under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase or receipt by the Transferee of the Shares, the Transferee acknowledges and agrees as follows:

1. The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring the Shares in accordance with and subject to the terms and conditions of the Agreement.

2. The Transferee represents and warrants, as of the date hereof, to the Company and the Shareholders as follows:

(a) the Transferee has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Transferee of this Agreement have been duly authorized by all necessary action;

(b) this Agreement has been duly and validly executed and delivered by the Transferee and constitutes the binding obligation of the Transferee enforceable against the Transferee in accordance with its terms;

(c) the execution, delivery, and performance by the Transferee of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law to which the Transferee is subject, (ii) violate any order, judgment, or decree applicable to the Transferee, or (iii) conflict with, or result in a breach or default under, any agreement or other instrument to which the Transferee is a party or any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Transferee’s ability to satisfy its obligations hereunder or under the Agreement;

(d) no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any governmental authority or any other Person, is necessary on the part of the Transferee to perform its obligations hereunder or to authorize the execution, delivery and performance by the Transferee of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Transferee’s ability to satisfy its obligations hereunder, under the Agreement or under any agreement or other instrument to which the Transferee is a party;

(e) the Transferee is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act;

(f) the Transferee understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that (i) the Shares may be offered, resold, pledged or otherwise Transferred only (A) pursuant to an exemption from registration under the Securities Act, (B) to the Company or any of its Subsidiaries or (C) pursuant to an effective registration statement and, in each case, in compliance with the limitations in the Agreement and in the Company’s Bye-Laws (as may be amended from time to time) and any applicable securities laws of any State of the United States or any other applicable jurisdiction and (ii) the Transferee will, and each subsequent transferee is required to, notify any later purchaser from it of the resale restrictions described in (i) above and any later purchaser shall be subject to such resale restrictions and the approval of the Bermuda Monetary Authority, if applicable;

(g) the Transferee confirms that (i) the Transferee has requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of acquiring Shares and the Transferee and any accounts for which it is acting are each able to bear the economic risks of its or their investment, including a complete loss of the investment, (ii) the Transferee is not acquiring Shares with a view to any distribution of Shares; provided that the disposition of its property and the property of any accounts for which the Transferee is acting as fiduciary shall remain at all times within its control and (iii) the Transferee acknowledges that it has had access to the financial and other information, and has been afforded the opportunity to ask questions of representatives of the Company and receive answers to those questions, as it deemed necessary in connection with its investment in the Company;

(h) the Transferee understands that the Shares will bear the legends set out in Sections 7.1 and 7.2 of the Agreement;

(i) the Transferee acknowledges that none of TDS, Intermediate or the Company nor any person representing the Company has made any representations to it with respect to the Shares, the Company, the Restructuring or the Company’s financial condition or results of operations or cash flows;

(j) the Transferee agrees that it will deliver to each person to whom it proposes to Transfer Shares notice of the restrictions on Transfer of the Shares and any such transferee shall be deemed to have acknowledged any such restrictions upon such Transfer and such acknowledgement is a condition of such Transfer;

(k) the Transferee acknowledges that TDS, Intermediate, the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Company. If the Transferee is acquiring any Shares as a fiduciary or agent for one or more investor accounts, the Transferee represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account;

(l) the Transferee understands that no representation is made as to the availability of any exemption from Securities Act registration for the resale of the Shares; and

(m) the Transferee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Agreement by the Transferee.

3. The Transferee agrees that the Shares acquired or to be acquired by the Transferee are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound, by, and shall have the benefit of (subject to Section 3.4 of the Agreement), all of the terms and conditions of the Agreement to the same extent as if the Transferee was an original party to the Agreement; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee unless and until the Company executes this Agreement confirming the due admission of the Transferee. This Addendum Agreement shall be attached to and become a part of the Agreement.

4. For good and valuable consideration, the sufficiency of which are hereby acknowledged by the Transferor and the Transferee, the Transferor hereby transfers and assigns absolutely to the Transferee [all of its Shares] [such portion of its Shares as is specified below], including, for the avoidance of doubt, all rights, title and interest in and to such Shares, with effect from the date hereof.

5. The Transferee hereby agrees to accept the Shares of the Transferor and hereby agrees and consents to become a Shareholder.

6. It is hereby confirmed by the Transferor that the Transferor has complied in all respects with the provisions of the Agreement with respect to the transfer of the Shares. The number of Shares currently held by the Transferor, and to be transferred and assigned pursuant to this Addendum Agreement, are as follows:

Number of Shares

[            ]

7. In respect of such Shares listed in Section 6 hereof and all additional Shares and other securities of the Company which the Transferee shall hold in the Company after the date hereof, the Transferee hereby waives, pursuant to Section 88 of The Companies Act 1981, as amended, of Bermuda the requirement that (i) the Company lay before general meetings of the Company’s shareholders financial statements prepared in accordance with generally accepted accounting principles and an auditor’s report thereon in respect of the financial years ending 2010 through and including 2021 and (ii) an auditor be appointed to the close of the next annual general meeting.

8. Any notice required as permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.

9. This Addendum Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

[TRANSFEREE]

By:
Name:
Title:
Address:

[TRANSFEROR]

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:

TRAVELPORT WORLDWIDE LIMITED

By:
Name:
Title:

EXHIBIT E

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

among

THE SHAREHOLDERS REFERRED TO HEREIN

and

TRAVELPORT WORLDWIDE LIMITED

Dated as of [—], 2013

Table of Contents

1.	Certain Definitions.	1

2.	Shelf Registration Statements.	4

3.	Piggyback Registrations.	5

4.	Holdback Agreements.	7

5.	Registration Procedures.	7

6.	Registration Expenses.	11

7.	Indemnification.	11

8.	Transfer of Registration Rights to Permitted Transferees.	14

9.	Miscellaneous.	14

REGISTRATION RIGHTS AGREEMENT dated as of [—], 2013. among Travelport Worldwide Limited (the “Company”) and the parties listed under the heading “Shareholders” on the signature pages hereto (the “Shareholders”).

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Amendment” has the meaning set forth in Section 9(m) hereof.

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Company Shares” means common shares with par value $0.0002 per share of the Company.

“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in Section 9(d) hereof.

“Demand Request” has the meaning set forth in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority Inc. or any successor thereof.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

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“Initial Public Offering” has the meaning set forth in the Shareholders’ Agreement.

“Initiating Shareholders” has the meaning set forth in Section 2(a) hereof.

“Liability” has the meaning set forth in Section 7(a) hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a) hereof.

“Piggyback Registration Statement” has the meaning set forth in Section 3(a) hereof.

“Principal Shareholder” has the meaning set forth in the Shareholders’ Agreement.

“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Company Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses and including any disclosure document required for an Initial Public Offering or subsequent offering of shares outside the U.S.

“Registrable Company Shares” means any Company Shares beneficially owned by any Shareholders, including any other security into or for which Company Shares have been converted, substituted or exchanged and any security issued or issuable with respect thereto upon any “bonus issue” (stock dividend) or “share subdivision” (stock split). Notwithstanding the foregoing, any and all securities referred to in the immediately preceding sentence that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act or (c) are not outstanding shall cease to be Registrable Company Shares for all purposes of this Agreement and the Company’s obligations regarding Registrable Company Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 6(a) hereof.

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“Registration Statement” means any registration statement of the Company that covers any of the Registrable Company Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such Registration Statement and including any disclosure document required for an Initial Public Offering or subsequent offering of shares outside the U.S.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as in effect from time to time.

“Share Repurchase” has the meaning set forth in Section 3(b) hereof.

“Shareholder” has the meaning set forth in the introductory paragraph. References herein to a Shareholder shall apply to its transferees.

“Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement, dated as the date hereof, among Travelport Worldwide Limited, a Bermuda exempted company, Travelport Holdings Limited, a Bermuda exempted company, Travelport Limited, a Bermuda exempted company, the parties listed under the heading “Shareholders” on the signature pages thereto, the Blackstone Funds (as defined in the Shareholders’ Agreement), TDS Investor (Cayman), L.P., a Cayman island limited partnership, and the other signatories party thereto.

“Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.

“Suspension Notice” has the meaning set forth in Section 5(a)(iv) hereof.

“Termination Date” means the first date on which there are no Registrable Company Shares.

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2.	Shelf Registration Statements.

(a) Right to Demand Registration. Subject to the provisions hereof, after an Initial Public Offering and until the Termination Date, if any Shareholder or Shareholders holding at least 10% of the Company Shares held by the Shareholders (the “Initiating Shareholders”), request registration under the Securities Act or equivalent foreign securities laws of all or part of the Registrable Company Shares (a “Demand Request”), the Company shall use its best efforts to promptly file a registration statement on Form S-1, Form S-3 or such other form under the Securities Act or equivalent foreign securities laws then available to the Company providing for the resale pursuant to Rule 415 or applicable foreign regulation from time to time by the Shareholders of such number of shares of Registrable Company Shares requested by the Initiating Shareholders to be registered thereby (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, or any disclosure document required by such foreign securities laws in such registration statement, the “Shelf Registration Statement”). The Company shall, within ten (10) Business Days after receipt of such Demand Request, give written notice of such request to all of the other Shareholders, and subject to Sections 2(b), 2(c) and Section 5, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC or equivalent foreign regulatory body as promptly as practicable following such filing. Neither the Company nor any Shareholders may include Company Shares in such Shelf Registration Statement, other than the Initiating Shareholders, without the prior written consent of the holders of the majority of the Registrable Company Shares held by the Initiating Shareholders. The Company shall maintain the effectiveness of the Shelf Registration Statement until the earlier of (a) the first date as of which all the shares of Registrable Company Shares included in the Shelf Registration Statement have been sold or (b) such time that all shares included in such Registration Statement cease to be Registrable Company Shares. If holders of a majority of the Registrable Company Shares held by the Initiating Shareholders request to register such Registrable Company Shares in an underwritten offering, such holders shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such selected underwriter is reasonably acceptable to the Company.

(b) Number of Demand Registrations. Subject to the provisions of Section 2(a), the Initiating Shareholders shall be entitled to request an aggregate of two (2) Demand Requests, the second of which may not be exercised within twelve (12) months of the effective date of the previous Shelf Registration Statement. A demand request to register the Registrable Company Shares will not count as one of the Demand Requests if (i) the Registration Statement relating thereto has not become effective, (ii) after the applicable Registration Statement has become effective, such Registration Statement becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other Governmental Entity or court for any reason not attributable to any Shareholder (or any of its Affiliates) that has included Registrable Company Shares in such Registration Statement and such stop order, injunction or other order or restriction is not thereafter eliminated so as to permit the completion of the sale of Registrable Company Shares pursuant to such Registration Statement.

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(c) Restrictions on Demand Registrations. The Company may postpone once for up to ninety (90) days in any 365-day period the filing or the effectiveness of a Shelf Registration Statement if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary if the Company’s board of directors has reasonably determined that it would be materially detrimental to the Company if it were to disclose previously undisclosed material transactions or other matters at such time; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, however, that the Initiating Shareholders requesting such Shelf Registration Statement shall be entitled to withdraw such request and, if such request is withdrawn, such Shelf Registration Statement shall not count as one of the Demand Requests for, among other things, purposes of Section 2(b). The Company shall provide written notice to the Initiating Shareholders requesting such Shelf Registration Statement of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(c), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement.

(d) Priority on Demand Registrations. If a Demand Registration is initiated under this Section 2 as an underwritten registration and the managing underwriter advises the Company in writing that in its opinion the number of securities requested and permitted to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the Registrable Company Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders and (ii) second, to securities requested to be included in such registration by other security holders, if any.

3.	Piggyback Registrations.

(a) Shareholders’ Right to Piggyback. Whenever prior to the Termination Date the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act or equivalent foreign securities laws (other than on a registration statement on Form S-8, F-8, S-4 or F-4 or a registration statement on Form F-3 or S-3 covering solely a dividend reinvestment plan or equivalent foreign securities laws), whether for its own account or for the account of one or more security holders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice to the Shareholders of its intention to effect such sale or registration and, subject to Sections 3(b), 3(c) and 3(d), shall include in such transaction all Registrable Company

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Shares with respect to which the Company has received a written request from the Shareholders for inclusion therein within twenty (20) days after the receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Shareholders’ right to immediately request a Shelf Registration Statement hereunder. A Piggyback Registration shall not be considered a Shelf Registration Statement for purposes of Section 2(a) of this Agreement.

(b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company where the use of proceeds does not include the repurchase, redemption, acquisition or retirement of share capital of the Company (a “Share Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Company Shares requested to be included therein by the Shareholders (pro rata based on the number of Company Shares requested to be registered) and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

(c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company’s securities other than Registrable Company Shares or on behalf of the Company where the use of proceeds includes a Share Repurchase, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold with-out having such effect, allocated (i) first, to the Registrable Company Shares which the Shareholders requested to be included in such registration, pro rata among the holders of such Company Shares on the basis of the number of Company Shares requested to be registered by such holders and (ii) second, among other Company securities requested to be included in such registration by other security holders of the Company or the Company where the use of proceeds includes a Share Repurchase on such basis as such holders may agree among themselves and the Company.

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(d) Selection of Underwriters. If any Piggyback Registration Statement involves a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter(s) or underwriters to administer any such offering.

(e) Basis of Participations. Each Shareholder may not sell Registrable Company Shares in any offering pursuant to a Piggyback Registration Statement unless it (i) agrees to sell such Registrable Company Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration Statement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required to be provided under the terms of such arrangements; provided that the Company agrees that no Shareholder shall be required to make representations and warranties to the Company or the underwriters other than with respect to its ownership of its Registrable Company Shares being registered and other customary representations.

(f) Other Registrations. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Shareholders and that do not adversely affect the priorities set forth herein of the Shareholders.

4.	Holdback Agreements.

(a) If requested by the managing underwriter of an underwritten offering of the Company’s equity securities, the Shareholders shall not sell or otherwise transfer or dispose of any shares of Registrable Company Shares during the period ten (10) days prior to and one hundred and eighty (180) days following the pricing date of the offering of the Company’s securities, and if requested by any such underwriter, the Shareholders will reconfirm such agreement in writing prior to any such offering; provided that no Shareholder shall be relieved of such obligation in any respect unless all Shareholders are relieved in the same respect.

5.	Registration Procedures.

(a) Whenever required under this Agreement, the Company shall use its best efforts to effect the registration of any Registrable Company Shares, and as expeditiously as possible:

(i) prepare and file with the SEC or equivalent foreign regulatory body, a Registration Statement with respect to such Registrable Company Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter;

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(ii) prepare and file with the SEC or equivalent foreign regulatory body such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for an aggregate of six (6) months (or such longer period provided in Section 2, in the case of a Shelf Registration Statement), or such shorter period as is necessary to complete the distribution of the securities covered by such Shelf Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the plan of distribution set forth in such Registration Statement;

(iii) use its reasonable best efforts to register or qualify such Registrable Company Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Shareholders reasonably request in writing; provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii), (2) subject itself to taxation in any such jurisdiction (3) consent to general service of process in any such jurisdiction or (4) make any changes to any report filed or furnished pursuant to the Exchange Act that are incorporated by reference into such Registration Statement;

(iv) notify the Shareholders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”);

(v) make available for inspection by the Shareholders and any attorney, accountant or other agent retained by any such Shareholder or underwriter, if any, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholders to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties; and provided further that each Person receiving such information shall, as a condition to receiving such information, agree in writing to keep such information confidential and to take such actions as are reasonably necessary to protect the confidentiality of such information;

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(vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering and take all other actions (including, without limitation, causing representatives of the Company to participate in any “road show” or “road shows”) as the holders of a majority of the Registrable Company Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Company Shares (including effecting a share subdivision or a combination or consolidation of shares);

(vii) in the event of an underwritten offering, to furnish to such underwriters in customary form:

(1) an opinion of counsel to the Company and

(2) a “comfort” letter signed by the Company’s independent public accountants;

(viii) cooperate and assist in any filings required to be made with FINRA in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA);

(ix) use its reasonable best efforts to cause all Registrable Company Shares to be listed on any securities exchange on which similar securities issued by the Company are then listed; provided that the applicable listing requirements are satisfied;

(x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC or equivalent foreign regulatory body as related to the Company’s obligations hereunder, and, if applicable, use its reasonable best efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any similar rule as may be adopted by the SEC;

(xi) promptly notify the Shareholders:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or post-effective amendment to the Registration Statement has been filed (but not including any report filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

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(2) of any written request by the SEC or equivalent foreign regulatory body for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC or equivalent foreign regulatory body relating to the Registration Statement;

(3) of the notification to the Company by the SEC or equivalent foreign regulatory body of its initiation of any proceeding with respect to the issuance or threatened issuance by the SEC or equivalent foreign regulatory body of any stop order, or similar foreign order, suspending the effectiveness of the Registration Statement and take all action required to prevent the entry of such stop order or to remove it if entered; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Company Shares for sale under the applicable securities or blue sky laws of any jurisdiction; and

(xii) take all other steps reasonably necessary to effect the registration of the Registrable Company Shares contemplated hereby.

(b) The Company shall make available to the Shareholders (i) prior to filing a Registration Statement, at least one (1) copy of such Registration Statement as is proposed to be filed (including each Prospectus), (ii) as soon as practicable after the same is prepared and publicly distributed, filed with the SEC or equivalent foreign regulatory body, or received by the Company, one copy of each Registration Statement and any amendment thereto, each Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (iii) such number of copies of each Prospectus and all amendments and supplements thereto and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Company Shares, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.

(c) Each Shareholder shall furnish to the Company any information regarding the Shareholder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement.

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(d) Each Shareholder agrees that, upon receipt of a Suspension Notice from the Company, the Shareholder will forthwith discontinue disposition of Registrable Company Shares pursuant to such Registration Statement until the Shareholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus.

(e) The Shareholders shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Company Shares, without the prior written consent of the Company.

6.	Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company, reasonably documented fees and disbursements of one counsel for all of the Shareholders and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any brokerage commissions, underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Company Shares), shall be borne by the Company. Each Shareholder shall bear the cost of all underwriting discounts and commissions and transfer taxes, if any, associated with any sale of Registrable Company Shares that such Shareholder has elected to include in such Registration Statement.

7.	Indemnification.

(a) The Company agrees to indemnify and hold harmless each Shareholder, its partners, members, directors, officers, Affiliates, agents and representatives and each Person who controls (within the meaning of Section 15 of the Securities Act) each Shareholder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and defending against such losses, claims, damages and liabilities) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement or Prospectus in reliance and in conformity with information furnished in writing to the Company by the Shareholder expressly for use therein, (y) arises out of or is based upon offers or sales effected by any Shareholder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities

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Act Rule 405) that was not authorized by the Company, or (z) was caused by a Shareholder’s failure to deliver or make available to the Shareholder’s immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall also provide customary indemnities to any underwriters of the Registrable Company Shares, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Company Shares.

(b) Each Shareholder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates, agents and representatives, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Shareholder, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by a Shareholder expressly for use in such Registration Statement or Prospectus or (y) for any Liability which arises out of or is based upon offers or sales by the Shareholder “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized by the Company; provided, however, that (x) a Shareholder shall not be liable hereunder for any amounts in excess of the net proceeds actually received by the Shareholder pursuant to such registration, and (y) the obligations of each Shareholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

(d) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification. Upon such notice being provided to the indemnifying party, the indemnifying party may, upon providing written notice to an indemnified party promptly after the receipt of written notice from such indemnified party, participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, assume the defense of such claim or proceeding, at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party, unless in such indemnified party’s reasonable judgment, a conflict of interest between such indemnified and indemnifying parties

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may exist with respect to such claim, in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the expense of the indemnifying party. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same or (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party, the indemnified party shall not be subject to any liability for any settlement made by the indemnifying party without its consent (but such consent will not be unreasonably withheld), unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent the indemnifying party is materially prejudiced by such failure to give notice.

(e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(f) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the offering of the Registrable Company Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information

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supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of a Shareholder (including, without limitation, pursuant to any other indemnification or contribution obligation such indemnifying party may have) be greater in amount than the amount of net proceeds actually received by the Shareholder upon such sale.

8.	Transfer of Registration Rights to Permitted Transferees.

(a) If a Shareholder transfers any Registrable Company Shares to a transferee, such transferee shall, together with other transferees and such Shareholder, also have the rights of such Shareholder under this Agreement with respect to such Registrable Company Shares but only if the transferee signs and delivers to the Company a written acknowledgment that it has joined with such Shareholder and the other transferees as a party to this Agreement and has assumed the rights and obligations of such Shareholder hereunder with respect to the Registrable Company Shares transferred to it by such Shareholder.

(b) Upon any effective transfer, the transferee shall automatically have the rights so transferred, and such Shareholder’s obligations under this Agreement, and the rights with respect to the Registrable Company Shares not so transferred, shall continue.

9.	Miscellaneous.

(a) Rule 144. The Company covenants that, if it is required to file reports under the Exchange Act, it will use reasonable best efforts to file the reports required to be filed by it under the Exchange Act, all to the extent required from time to time to enable such Shareholder to sell Registrable Company Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Company Shares, the Company will deliver to such Shareholder a written statement as to whether it has complied with such information and requirements.

(b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of notices from the Shareholders, shall also be sent via e-mail,

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if to the Company:

Travelport Worldwide Limited

22 Elm Place

Rye, New York 10580

Facsimile: (914) 967-0128

Attention: Eric Bock

E-mail: Eric.Bock@travelport.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Facsimile: (212) 735-2000

Attention: Gregory A. Fernicola or Andrea L. Nicolas

E-mail: Gregory.Fernicola@skadden.com; Andrea.Nicolas@skadden.com if to the Shareholders, at such names and addresses on Schedule I to the Shareholders’ Agreement;

if to a transferee Shareholder, to the address of such transferee Shareholder set forth in the transfer documentation provided to the Company; or

at such other address as such party each may specify by written notice to the others.

Each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

(c) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(d) Successors. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

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(e) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(b) shall be deemed effective service of process on such party.

(g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) No Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the original parties hereto and each person who becomes a party hereto, and their respective successors and assigns.

(i) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

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(j) Entire Agreement. This Agreement (together with the Shareholders’ Agreement) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto, including the term sheet, dated [—], 2013, as amended, with respect to the subject matter hereof.

(k) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company, each Principal Shareholder and Shareholders owning a majority of the Registrable Company Shares then issued and outstanding and owned by Shareholders. Notwithstanding the foregoing, if any amendment, modification, extension, termination or waiver (an “Amendment”) would adversely change or affect the rights of a particular Shareholder in a manner disproportionate to the rights of the Shareholders approving such Amendment, then the consent of such particular Shareholder shall also be required.

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(n) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

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IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

TRAVELPORT WORLDWIDE LIMITED

By:
Name:
Title:

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SHAREHOLDERS

By:
Name:
Title:

EXHIBIT F

Post-Restructuring Ownership of Worldwide1

Name	Percentage Ownership
Travelport Intermediate Limited	20.0%

Angelo, Gordon & Co.	23.4%

Q5-R5 Trading, Ltd. and R2 Top Hat, Ltd.	18.1%

Management[2]	10.3%

Others	28.3%

[1]	All ownership percentages set forth in this chart include dilution from restricted equity units that have been granted to management.

[2]	Issued or reserved for issuance to members of management under the Travelport Worldwide Limited 2011 Equity Plan (excludes any indirect holdings by members of management through Travelport Intermediate Limited).